UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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2023 Notice of Annual Meeting

of Stockholders and Proxy Statement

May 10, 2023

[THIS PAGE INTENTIONALLY LEFT BLANK]

Notice of Annual Meeting of Stockholders

Annual Meeting Information

Company:	LL Flooring Holdings, Inc. (“LL Flooring”)
Date:	May 10, 2023
Time:	10:00 a.m. EDT
Place:	4901 Bakers Mill Lane Richmond, VA 23230
Record Date:	March 13, 2023

Agenda

1.	To elect three director nominees named in the Proxy Statement to hold office until the 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified;
2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers;
3.

To approve a non-binding advisory resolution as to the frequency (every one, two or three years) of future non-binding advisory stockholder votes to approve the compensation of our named executive officers;

4.	To approve an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors;
5.	To approve the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan;
6.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
7.	To transact such other business as may properly come before the Annual Meeting.

Admission to the Meeting

Only stockholders of record at the close of business on March 13, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Please refer to the heading, “How can I attend the Annual Meeting?” in the “Questions and Answers About the Annual Meeting” section of the Proxy Statement for further information.

Alice G. Givens

Corporate Secretary

April 3, 2023

Your vote is important

Stockholders of record at the close of business on March 13, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

Even if you plan to attend the Annual Meeting, we ask that you please promptly vote on the internet, by phone or by mail. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting, if you wish to do so.

How to vote:

Online: www.proxyvote.com
Phone (Toll Free): 1-800-690-6903
Mail: Sign, date and return your proxy card in the enclosed envelope.
Live at Meeting: If you attend our meeting, you may vote live at the meeting.

Additional voting instructions are provided in the Proxy Statement and on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2023

This Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.proxyvote.com

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2    2023 PROXY STATEMENT

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please carefully read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 before voting.

2023 Annual Meeting of Stockholders

Date and Time	Record Date	Place	Who Can Attend and Vote
May 10, 2023 10:00 a.m. EDT	March 13, 2023	4901 Bakers Mill Lane Richmond, VA 23230	Stockholders of record at the close of business on March 13, 2023

Proposals and Board Recommendations

Item	Proposals	Board Recommendations	Page

1	Election of three directors	✓ FOR each nominee	9

2	Approval of a non-binding advisory resolution approving the compensation of our named executive officers	✓ FOR	32

3	Approval of a non-binding advisory resolution on the frequency of future advisory votes on executive compensation	✓ ONE YEAR	33

4	Approval of amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	✓ FOR	59

5	Approval of the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan	✓ FOR	62

6	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2023	✓ FOR	74

2022 Financial and Operating Highlights

2022 was a challenging year for LL Flooring. We reported net sales of $1.1 billion, which was down 3.6% from 2021, as double-digit growth in sales to Pro customers was more than offset by a decrease in sales to consumers. We also reported an operating loss due to product cost headwinds impacting gross margin, and a higher cost structure reflecting the investments made in our strategic growth initiatives that we expect will generate strong returns over the longer term.

We have identified two areas of focus to improve our sales performance going forward. Namely, in 2023 we expect to further broaden and grow our brand awareness among consumers to drive traffic and ensure a consistent customer experience across our omnichannel network to improve conversion. In addition, we continue to look to improve operating efficiencies and are actively working to right-size our cost structure.

In the near term, we continue to navigate a dynamic macroeconomic environment, yet we believe the long-term fundamentals of our business are strong. We believe we are successfully gaining traction on several of our operating strategies, which gives us confidence in achieving long-term sustainable growth. In particular, we are very excited about our Pro strategy and continued product innovation. We remain focused on executing more consistently against our growth strategies while continuing to work on aligning our cost structure.

4    2023 PROXY STATEMENT

Our Director Nominees

You are being asked to vote on the election of the following three director nominees. Detailed information about each director can be found beginning on page 10.

Name and Principal Occupation	Age	Director Since	Independent	AC	CARA	CC	NCG	Other Public Company Boards
David A. Levin Former President and Chief Executive Officer, Destination XL Group, Inc.	71	2017	✓	✓		✓ C		0
Martin F. Roper CEO, The Vita Coco Company, Inc.	60	2006	✓	✓	✓ C			1
Charles E. Tyson President and Chief Executive Officer, LL Flooring Holdings, Inc.	61	2020						0

AC = Audit Committee

CARA = Compliance and Regulatory Affairs Committee

CC = Compensation Committee

NCG = Nominating and Corporate Governance Committee

C = Committee Chairperson

Our Board of Directors

Our Board of Directors (the “Board”) embodies a diverse range of viewpoints, backgrounds and skills that are vital to its effectiveness.

Gender Diversity	Ethnic Diversity	Age	Tenure

89% of Directors are INDEPENDENT	6 NEW DIRECTORS added since 2017 bringing fresh perspectives to the Board

See page 10 for individual details for each director, including experience and qualifications.

Corporate Governance Highlights

Strong corporate governance practices are key to achieving our performance goals while maintaining the trust and confidence of our stockholders, associates, customers, and other stakeholders. Our corporate governance

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practices are described in more detail beginning on page 16 and in our Corporate Governance Guidelines, which can be found at https://investors.llflooring.com/corporate-governance.

Director Independence

•   Eight of our nine directors are independent.

•   Our Chief Executive Officer is the only management director.

•   All of our Board committees are composed exclusively of independent directors.

89% Independent

Board Leadership • We have an independent Chairperson with prescribed duties. • The independent Chairperson serves as a liaison between management and the independent directors on Board-wide issues.	Independent Chairperson

Board Oversight of Strategy and Enterprise Risk

•   The Board is actively engaged in the Company’s strategic planning through an integrated, risk-informed approach that supports the long-term growth of the Company, including oversight of the Company’s long-term financial plan, innovation, and workforce development initiatives.

•   The Audit Committee meets regularly with members of management to review and discuss implementation of risk-assessment and risk management policies and procedures.

•   Cybersecurity is discussed quarterly with the Audit Committee and annually with the full Board.

•   One of our Audit Committee members has earned the CERT Certificate in Cybersecurity Oversight through the CERT division of the Software Engineering Institute of Carnegie Mellon University.

Active Oversight of Strategy and Enterprise Risk

Stock Ownership Requirements

•   Within five years of their election to the Board, our non-employee directors are expected to hold an amount of the Company’s common stock equal in value to five times their annual cash retainer.

•   Our Chief Executive Officer is expected to hold shares with a value of five times his salary. Our Chief Financial Officer is expected to hold shares with a value of two times his or her salary, and our other executive officers are expected to hold shares with a value equal to their annual salary.

•   We do not allow our executive officers or directors to pledge shares as collateral or hedge the economic risk of owning shares.

Robust Director and Officer Stock Ownership Guidelines

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Governance Matters

•   We have a comprehensive orientation program for new directors.

•   50% of our independent directors have certifications through the National Association of Corporate Directors (“NACD”) as either NACD Directorship Certified® or as an NACD Board Leadership Fellow.

•   The Board and its committees conduct annual self-assessments.

•   The independent directors regularly meet in executive session without management present. Our independent Chairperson presides over these non-management and executive sessions.

•   Our independent directors have complete access to management.

Strong Corporate Governance

Shareholder Engagement

•   We engaged with our largest shareholders in 2022.

•   The focus of our engagement efforts was on ESG-related topics.

•   We reached out to the stewardship teams with shareholders comprising 53% or more of the Company’s outstanding shares.

•   In response to feedback from our stockholders, we are submitting a proposal at this Annual Meeting to declassify the Board beginning at the Annual Meeting of Stockholders in 2024.

Shareholder Engagement

Executive Compensation Highlights

You are being asked to vote on an advisory basis on the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 35.

In 2022, the Compensation Committee and Board of Directors approved changes to the Annual Cash Bonus Awards that were intended to further strengthen the alignment of pay and performance. The design of the Long-Term Equity Incentive Awards to Executive Officers did not change and continues to contain a mix of performance-based and time-based awards that focus executives on creating long-term stockholder value.

Philosophy and Objectives

Our executive compensation program is designed to:

✓   Link pay to performance

✓   Attract, develop, and retain an experienced and highly qualified executive officer team

✓   Encourage long-term commitment and align the interests of executive officers with those of our stockholders, customers, and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total stockholder return and enhance customer service

✓   Motivate and reward performance that supports our business and strategic plans and contributes to the long-term success of the Company

✓   Promote internal pay equity

✓   Reinforce our core values of thinking like our customers, acting like owners, succeeding as a team, expecting continuous improvement, and acting with integrity

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We meet these objectives through an appropriate mix of compensation, including base salary, short-term incentives, and long-term incentives.

Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

Compensation Governance Features
WHAT WE DO	WHAT WE DON’T DO

✓   Balance of short-term and long-term incentives

✓   Have a substantial portion of executive compensation at risk and tied to shareholder value creation

✓   Establish different performance measures used for short-term and long-term incentive programs

✓   Utilize robust share ownership guidelines

✓   Have clawback provisions incorporated into incentive compensation

✓   Conduct Annual Say-on-Pay votes

✓   Require a double trigger for the payment of most change-in-control benefits

×   No payout of short-term or long-term awards greater than 200% of target

×   No long-term or indefinite employment agreements

×   No hedging or pledging of shares as collateral

×   No excessive perquisites

×   No issuance of excessive equity compensation that would dilute stockholder value

×   No excessive change-in-control severance benefits

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Proposal 1	Election of Directors

The size of the Board is currently fixed by resolution of the Board at nine members divided into three classes. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The term of office of our Class II directors will end at this year’s Annual Meeting. Our Class III directors’ terms will end at the Annual Meeting of Stockholders in 2024. Our Class I directors’ terms will end at the Annual Meeting of Stockholders in 2025. Each director serves a three-year term and will continue in office until a successor has been elected and qualified, subject to earlier resignation, retirement, or removal from office.

If Proposal 4 (approval of the declassification amendment) is approved by stockholders, we will begin our phased transition to a declassified Board structure beginning at our 2024 Annual Meeting of Stockholders. See “Proposal 4 - Approval of Declassification Amendment” for additional information.

The following pages set forth information concerning the nominees and the directors whose terms of office will continue after the Annual Meeting, including certain experiences, qualifications, attributes and/or skills that led the Board to conclude that each of them should serve as a director.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by the Board, to the extent consistent with our Certificate of Incorporation and our Bylaws. All of the nominees listed below have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Should all the Class II director nominees be elected to our Board, the director classes after the 2023 Annual Meeting of Stockholders will be as follows:

Class I	Class II	Class III

Terms expiring at 2025 Annual Meeting	Terms expiring at 2026 Annual Meeting	Terms expiring at 2024 Annual Meeting

Terri Funk Graham Famous P. Rhodes Joseph M. Nowicki	David A. Levin Martin F. Roper Charles E. Tyson	Douglas T. Moore Ashish Parmar Nancy M. Taylor

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated David A. Levin, Martin F. Roper and Charles E. Tyson for re-election to the Board as Class II directors for a three-year term ending at the Annual Meeting of Stockholders in 2026.

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Nominees for Election for Terms Expiring in 2026 (Class II)
David A. Levin Director since: 2017 Age: 71 Committees: • Audit • Compensation (Chairperson)

Mr. Levin served as the President and Chief Executive Officer and Director of Destination XL Group, Inc., a specialty apparel retailer, from April 2000 to December 2018. From January 2019 to April 2019, Mr. Levin served as acting Chief Executive Officer of Destination XL Group, Inc. Mr. Levin previously served as a director of Christopher & Banks Corporation from 2012 to 2016.

Qualifications: Mr. Levin brings to the Board more than 30 years of retail experience and extensive experience as the president and chief executive officer of a public retail company. Mr. Levin has developed wide-ranging business and leadership skills in addition to significant experience in the areas of merchandising, marketing, and operational issues. Further, he has experience serving on the boards of public companies. Mr. Levin has been a member of our Compensation Committee since May 2017, and its Chairperson since May 2019, and a member of our Audit Committee since May 2019. Mr. Levin also served as a member of our Compliance and Regulatory Affairs Committee from May 2017 until May 2019.

Martin F. Roper Director since: 2006 Age: 60 Committees: • Audit • Compliance and Regulatory Affairs (Chairperson)

Mr. Roper is Chief Executive Officer and a director of The Vita Coco Company, Inc. (formerly All Market, Inc.), a healthy branded beverage and coconut water supplier, since May 2022. Prior to that time, Mr. Roper was Co-Chief Executive Officer of Vita Coco from January 2021 until May 2022. He was President of All Market, Inc., from September 2019 until January 2021. From January 2001 until April 2018, Mr. Roper served as the President and Chief Executive Officer of The Boston Beer Company, Inc., a craft brewer, where he had worked as an employee since 1994. Mr. Roper served on the board of directors of Boston Beer from 1999 until his retirement in April 2018. Since November 2018, Mr. Roper has served on the board of Financial Information Technologies, LLC (Fintech), a private company providing solutions to alcohol beverage distributors and retailers. Since September 2019, Mr. Roper has also served on the board of directors of Bio-Nutritional Research Group, Inc., a private company which is the producer and marketer of Power Crunch energy bars.

Qualifications: As a director and chief executive officer of a publicly traded company, Mr. Roper has senior management, strategic development, and financial skills. In addition, Mr. Roper possesses experience in public relations, consumer marketing, investor relations, product development and risk management. Mr. Roper has been a member of the Audit Committee since our initial public offering and Chairperson of the Compliance and Regulatory Affairs Committee since May 2019. Mr. Roper also served as Chairperson of the Compensation Committee from our initial public offering until May 2019. His experience as a director has provided him with insight, perspective and knowledge regarding our business, growth, operations, and personnel. Mr. Roper has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

10    2023 PROXY STATEMENT

Charles E. Tyson Director since: 2020 Age: 61 Committees: None

Mr. Tyson was appointed President and Chief Executive Officer in May 2020 and concurrently joined LL Flooring’s Board of Directors. Mr. Tyson previously served as Interim President from February 2020 until May 2020 and served as Chief Customer Experience Officer from June 2018 until May 2020. From 2008 to 2017, Mr. Tyson held various roles at Advance Auto Parts, Inc., an automotive aftermarket parts provider, including Executive Vice President, Merchandising, Marketing and Supply Chain from 2013 to 2017 and Senior Vice President, Merchandising and Replenishment from 2008 to 2013. Prior to that, Mr. Tyson served in a variety of Senior Vice President roles at Office Max and Office Depot.

Qualifications: Mr. Tyson has been with LL Flooring for over four years, including two years as Chief Customer Experience Officer. He currently serves as LL Flooring’s President and Chief Executive Officer. He has deep retail and commercial experience and has served in senior leadership roles at multiple publicly-traded companies. The Board benefits from his broad operating, supply chain, retail, merchandising, marketing, customer insights and strategic planning experience.

The Board of Directors recommends a vote FOR the election of Mr. Levin, Mr. Roper and Mr. Tyson for a three-year term expiring in 2026.

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Incumbent Directors Whose Terms Expire in 2024 (Class III)
Douglas T. Moore Director since: 2006 Age: 66 Committees: • Nominating and Corporate Governance • Compliance and Regulatory Affairs

Mr. Moore is a Managing Director of Fahrenheit Advisors since October 2022, a middle-market advisory firm that provides strategic consulting, and interim, fractional, and direct hire services. From 2020 to 2021, Mr. Moore served as the Chief Executive Officer and a director of 1847 Goedeker, Inc., an industry-leading direct-to-consumer appliance and furniture e-tailer. Prior to that time, Mr. Moore was Chief Executive Officer of Goedeker’s, an operating subsidiary of 1847 Holdings, LLC, beginning in August 2019. Prior to that, he was President and Chief Executive Officer of Med-Air Homecare, a home healthcare equipment and service provider, from November 2013 until August 2017, principal of First Street Consulting, LLC, a retail consulting firm, from January 2011 until October 2017, and Senior Vice President of FirstSTREET for Boomers and Beyond, Inc., a leading direct marketer of products for baby boomers, from October 2017 until August 2019. Mr. Moore has served as a director of Felicitex Therapeutics Inc., a preclinical oncology drug development company which has filed for an initial public offering, since August 2022.

Qualifications: Through his more than 25 years of retail experience, Mr. Moore has developed an understanding of strategic and tactical business issues that include store operations, merchandising, supply chain, sourcing, and human resource planning. He also possesses senior management, marketing, risk assessment and retail knowledge. He has been a member of our Nominating and Corporate Governance Committee since our initial public offering and a member of our Compliance and Regulatory and Affairs Committee since May 2016. Mr. Moore also served as a member of our Audit Committee from our initial public offering until May 2016 and as Chairperson of our Nominating and Corporate Governance Committee from our initial public offering until May 2019. Through his service as a director, Mr. Moore has gained insight, perspective and knowledge regarding our business, growth, operations, and personnel.

Ashish Parmar Director since: 2021 Age: 47 Committees: • Audit • Compensation

Mr. Parmar currently serves as the Senior Vice President & Chief Information Officer of Tapestry, Inc., a New York-based house of modern luxury lifestyle brands.    Prior to being promoted to Chief Information Officer in May 2020, Mr. Parmar held various roles at Tapestry, including Senior Vice President, IT – Global Enterprise Solutions from 2017 – 2020; Vice President, IT – Supply Chain, and Enterprise Software Engineering & Architecture from 2016 – 2017; and Vice President, IT – Supply Chain, and Enterprise Software Engineering from 2014 – 2017. Mr. Parmar joined Tapestry in 2010 after serving as Director & Country Head of Information Technology with LF Logistics from 2007 – 2010.

Qualifications: Mr. Parmar brings more than 20 years of leadership and technology experience across luxury retail, logistics, and consumer electronics. Mr. Parmar has experience in leading digital transformations and delivering a seamless omnichannel experience. He is a key leader in strategic change initiatives to drive growth, develop corporate strategy, and drive new business opportunities. Mr. Parmar also has a breadth of international experience in both technology and supply chain and his experience as a Chief Information Officer is helpful to our oversight of cybersecurity. Mr. Parmar has attained the designation of NACD Directorship Certified and the CERT Certificate in Cybersecurity Oversight.

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Nancy M. Taylor Director since: 2014 Age: 63 Committees: • Nominating and Corporate Governance • Compliance and Regulatory Affairs

Ms. Taylor is the former President and Chief Executive Officer of Tredegar Corporation, a manufacturing company, serving in such role from January 2010 to June 2015, and was a member of Tredegar’s board of directors from early 2010 until June 2015. Ms. Taylor is a director of TopBuild Corp. and was a director of Verso Corporation from November 2019 through March 2022.

Qualifications: Ms. Taylor has significant experience as a chief executive officer of a publicly-traded international manufacturer. Through her experience, she has gained and developed extensive business, finance, and leadership skills. Further, she possesses an understanding of strategic planning, risk assessment and international operations. In addition, she has experience serving as a director of a public company and brings strong corporate governance knowledge to the Board. Ms. Taylor has been a member of our Nominating and Corporate Governance Committee since January 2015 and a member of our Compliance and Regulatory Affairs Committee since May 2019. Ms. Taylor also served as a member of our Compensation Committee from May 2014 until May 2019. Additionally, Ms. Taylor was appointed Chairperson of our Board in November 2015. Through her service as a director, Ms. Taylor has gained insight, perspective and knowledge regarding our business, growth, operations, and personnel. Ms. Taylor has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

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Incumbent Directors Whose Terms Expire in 2025 (Class I)
Terri Funk Graham Director since: 2018 Age: 57 Committees: • Compensation • Nominating and Corporate Governance (Chairperson)

Ms. Graham previously served as Chief Marketing Officer – Red Envelope for Provide Commerce, Inc., an e-commerce gifting company, from July 2013 to September 2014. Prior to that position, Ms. Graham joined Jack in the Box Inc., a restaurant company that operates and franchises Jack in the Box and Qdoba Mexican Grill restaurants, in 1990, and most recently served as its Senior Vice President and Chief Marketing Officer from September 2007 to December 2012. Ms. Graham has served as a director of Sprouts Farmers Market, Inc. since 2013 and previously served as a director of CV Sciences, Inc. from August 2019 until May 2022, 1-800 Contacts between 2015 to 2016 and Hot Topic, Inc. from June 2012 to June 2013.

Qualifications: Ms. Graham has over 30 years of branding and marketing experience in the retail industry, including extensive knowledge of digital and e-commerce business. Ms. Graham brings her public company board experience to our Board, including a strong corporate governance background. Ms. Graham has been a member of our Compensation Committee and Nominating and Corporate Governance Committee since September 2018. Ms. Graham became Chairperson of the Nominating and Corporate Governance Committee in May 2019. Ms. Graham has attained the designation of Board Leadership Fellow.

Famous P. Rhodes Director since: 2017 Age: 48 Committees: • Compensation • Nominating and Corporate Governance

Mr. Rhodes currently serves as corporate Vice President, Chief Marketing and Technical Officer of Blue Compass RV, LLC (formerly RV Retailer, LLC), a recreational vehicle retail company, serving in such role since November 2019. Prior to assuming his current position, Mr. Rhodes was Executive Vice President and Chief Marketing Officer of Bluegreen Vacations Corporation, a vacation ownership company, from August 2017 to September 2019, Vice President of Digital Marketing and Customer Experience for AutoNation, Inc., an automotive retailer, from 2015 to 2017, and Vice President of eCommerce for AutoNation, Inc. from 2012 to 2015.

Qualifications: Mr. Rhodes brings significant marketing and omnichannel retail experience to the Board. Currently serving as the chief marketing officer of a large retail corporation and having held other senior executive roles with other retail companies, Mr. Rhodes has developed operational and leadership aptitude in addition to his significant capability in the areas of digital technology and customer experience. Mr. Rhodes was a member of our Audit Committee from 2017 to 2021; has been a member of our Compensation Committee since May 2018; and a member of our Nominating and Corporate Governance Committee since May 2021.

14    2023 PROXY STATEMENT

Joseph M. Nowicki Director since: 2020 Age: 61 Committees: • Audit (Chairperson) • Compliance and Regulatory Affairs

Mr. Nowicki served as Executive Vice President and Chief Financial Officer of Beacon Roofing Supply, Inc., a distributor of commercial and residential roofing products and related building materials, from 2013 until June 2020. Prior to assuming that position, he was Chief Financial Officer, Chief Compliance Officer and Treasurer of Spartan Motors, Inc., a specialty chassis, vehicle, truck body and aftermarket parts manufacturer for RV and emergency response customers. Mr. Nowicki has served as a director of UniFirst Corporation, a workwear and textile service company, since April 2022. Mr. Nowicki previously served as a director of Diversified Restaurant Holdings, Inc. from 2010 to 2020 and ASV Holdings, Inc. from 2017 to 2019.

Qualifications: Mr. Nowicki brings significant financial and information technology experience to the Board. As the former chief financial officer of a public corporation and having held other senior executive roles with other companies, Mr. Nowicki has developed operational and leadership aptitude in addition to his significant capability in the areas of strategic business planning, risk assessment and store operations. Mr. Nowicki has been a member of our Audit Committee since September 2020 and has served as Chairperson of our Audit Committee and as an “audit committee financial expert” since May 2021. Mr. Nowicki also has served as a member of our Compliance and Regulatory Affairs Committee since September 2020. Mr. Nowicki has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

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CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Our Code of Business Conduct and Ethics, which applies to our directors, officers and associates, our Corporate Governance Guidelines and the charters of the Audit, Compensation, Nominating and Corporate Governance and Compliance and Regulatory Affairs Committees are available on our website, https://investors.llflooring.com/corporate-governance, and are also available in print, free of charge, to any stockholder who requests them. Such requests should be directed to Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Independence

All of our directors, other than our Chief Executive Officer, are independent. The Board, in its business judgment, has affirmatively determined that the following eight of its nine current members are independent, including under the applicable independence standards contained in the rules of the New York Stock Exchange (“NYSE”): Terri Funk Graham, David A. Levin, Douglas T. Moore, Joseph M. Nowicki, Ashish Parmar, Famous P. Rhodes, Martin F. Roper and Nancy M. Taylor. In reaching its conclusion regarding director independence, the Board considered whether we conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Some non-management directors or their related parties have purchased products and services from us in the ordinary course of business or have made purchases from us using the Company’s discount policy applicable to all employees and directors. We consider such purchases to be immaterial to such director’s independence.

Board Leadership Structure – Independent Chairperson

The Board regularly evaluates relevant factors to determine the best leadership structure for our operating and governance environment at the time. Our Bylaws currently require that we separate the offices of the Chief Executive Officer and Chairperson of the Board. Specifically, our Bylaws, among other things, require that we have a Chairperson of the Board who is (i) not employed in an executive capacity, and (ii) deemed independent as defined by the NYSE requirements. As set forth in our Bylaws, on an annual basis, the Board will elect one of its members to the office of Chairperson of the Board. In the event of the Chairperson’s temporary absence or incapacity, the Board will appoint, by resolution, another independent director to preside as Chairperson at meetings of stockholders and of the Board. In the case of the Chairperson’s death or permanent inability to act, the Board will elect a Chairperson who is independent from among current directors or appoint a new director to serve as Chairperson, with any such appointment being subject to the provisions of our Certificate of Incorporation.

We believe having separate Chief Executive Officer and Chairperson of the Board positions is the most appropriate structure for our Company at this time. Ms. Taylor, who is an independent director, was first appointed Chairperson on November 16, 2015 and continues in that role. Beginning in February 2020, Mr. Tyson served as Interim President and Principal Executive Officer until his appointment in May 2020 as President and Chief Executive Officer and a director of the Company. We believe it is most effective for Mr. Tyson to be able to focus his efforts on serving as our Chief Executive Officer while working closely with our Chairperson of the Board, Ms. Taylor.

In addition to any other duties that may be prescribed to her by the Board, Ms. Taylor, as Chairperson of our Board, is responsible for the following functions: (i) timing and agendas for Board meetings; (ii) nature, quantity

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and timing of information provided to the independent directors by our management; (iii) retention of counsel or consultants who report directly to the Board; (iv) implementation of corporate governance policies and procedures, including assisting the chairpersons of the various Board committees as requested; (v) receiving reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of corporate governance policies; (vi) evaluating, along with the Compensation Committee, the performance of the Chief Executive Officer; and (vii) presiding at all meetings of the Board, including executive sessions of the independent directors.

Committees of the Board

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Compliance and Regulatory Affairs Committee, each composed entirely of directors that the Board has affirmatively determined to be independent. Each committee operates pursuant to a written charter adopted by the Board that sets forth its roles and responsibilities and provides for an annual evaluation of its performance. In 2022, each committee charter was updated to incorporate oversight responsibilities for environmental, social and governance (“ESG”) matters, as discussed on page 20. The charters of all four standing committees are available at the investor relations page of our website at https://investors.llflooring.com/committee-charters and will be provided to any stockholder without charge upon the stockholder’s written request to our Corporate Secretary.

Each year, committee and committee chair assignments are made at the Board meeting immediately following the Annual Meeting of Stockholders. The current composition of each committee is as follows:

Audit Committee	Compensation Committee

Joseph M. Nowicki (Chairperson) David A. Levin Ashish Parmar Martin F. Roper	David A. Levin (Chairperson) Terri Funk Graham Ashish Parmar Famous P. Rhodes

Nominating and Corporate Governance Committee	Compliance and Regulatory Affairs Committee

Terri Funk Graham (Chairperson) Douglas T. Moore Famous P. Rhodes Nancy M. Taylor	Martin F. Roper (Chairperson) Douglas T. Moore Joseph M. Nowicki Nancy M. Taylor

The Board may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Certificate of Incorporation and Bylaws.

Audit Committee. The Audit Committee assists the Board in fulfilling the oversight responsibility of the Board relating to: (i) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of our financial statements; (iv) the engagement of our independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance; (v) our compliance with legal and regulatory requirements as it relates to accounting, auditing and financial reporting matters; (vi) the

17

implementation and effectiveness of our disclosure controls and procedures and internal control over financial reporting; (vii) the framework for identification of enterprise risks; and (viii) other matters set forth in the charter of the Audit Committee. The Audit Committee has the sole authority to appoint, retain, compensate, evaluate, and terminate the independent auditor. The Audit Committee approves procedures for the pre-approval of the engagement of the independent auditor to provide audit and non-audit services. It is also responsible for establishing, publishing, and maintaining and overseeing our “whistleblower” procedures. The Audit Committee is responsible for reviewing and discussing with management the type and presentation of the Company’s ESG disclosures included in the Company’s periodic reporting or financial statements and the adequacy and effectiveness of applicable internal controls related to such disclosures. In addition, the Audit Committee periodically reviews and discusses with management the Company’s risks relating to cybersecurity, data privacy, and other information technology risks, controls and procedures.

The Board, in its business judgment, has determined that all of the current members of the Audit Committee are, and each member who served on the Audit Committee during 2022 was, during the period in which he served, independent, as determined in accordance with the rules of the NYSE and relevant federal securities laws and regulations. The Board also has determined that all of the Audit Committee members are financially literate as defined by the rules of the NYSE and that Mr. Nowicki qualifies as an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission (“SEC”). For additional information regarding the Audit Committee, please see the Audit Committee Report that is included in this Proxy Statement.

Compensation Committee. The purpose of the Compensation Committee is to oversee the policy and programs relating to the compensation of our executive officers, including policies governing salaries, incentive compensation and terms and conditions of employment (with the Board having final approval for the compensation of the Chief Executive Officer). The Compensation Committee also is responsible for periodically reviewing the Company’s strategies related to human capital management, including talent acquisition, development and retention, and diversity, equity and inclusion initiatives.

The Compensation Committee has engaged Pearl Meyer, a nationally recognized compensation consulting firm, as its compensation consultant and uses Pearl Meyer to assist in evaluating and determining appropriate compensation levels for our executives. The Compensation Committee has produced an annual report on executive compensation that is included in this Proxy Statement. Refer to the section titled “Executive Compensation” for additional information.

The Board, in its business judgment, has determined that all of the current members of the Compensation Committee are independent, as determined in accordance with the rules of the NYSE and any relevant federal securities laws and regulations.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board consistent with the criteria approved by the Board, to recommend director nominees for election at each annual meeting of stockholders and to address related matters. In performing these duties, the Nominating and Corporate Governance Committee uses a professional search firm to identify potential candidates. The Nominating and Corporate Governance Committee also develops and recommends to the Board applicable corporate governance principles, determines the form and amount of director compensation, and leads and oversees the annual review of the Board and its standing committees’ performance. The Nominating and Corporate Governance Committee advises the Board with respect to the oversight of ESG topics by the various standing committees of the Board and reviews and discusses with management the Company’s governance of corporate social responsibility and environmental efforts.

18    2023 PROXY STATEMENT

The Board, in its business judgment, has affirmatively determined that all of the current members of the Nominating and Corporate Governance Committee are independent, as determined in accordance with the rules of the NYSE.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to serve on the Board in accordance with the Company’s Bylaws. Stockholders may submit such recommendations to the Nominating and Corporate Governance Committee through the method set forth under “Communications to the Board.” In addition, in accordance with the Bylaws, any stockholder of record entitled to vote for the election of directors at a stockholder meeting may nominate persons for election to the Board if such stockholder complies with the advance notice provisions of the Bylaws. Such a nomination must be sent to our Corporate Secretary and include, among other items: (i) the name, age, business address and residence address of each nominee proposed in such notice (present and for the past five years); (ii) the principal occupation or employment of each such nominee; (iii) the Specified Information (as defined in the Bylaws) for each nominee and any member of the immediate family of such nominee, Affiliate or Associate (each as defined in the Bylaws); (iv) a description of any agreement, arrangement or understanding of the type described in Article II, Section 17, clause (a)(iii)(C)(iii) or (a)(iii)(C)(iv) of the Bylaws, but as it relates to each such nominee rather than the proposing stockholder; (v) if any such nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any compensation or other payment from any person or entity other than the Company, in each case in connection with candidacy or service as a director of the Company, a complete, accurate and detailed description of such agreement, arrangement or understanding (whether written or oral) and its terms or of any such compensation received; (vi) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (vii) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time; and (viii) with respect to each nominee for election or reelection to the Board, a completed and signed questionnaire, representation and agreement and any and all other information as required by clause (a)(iii)(B) of Section 17 of Article II of the Bylaws. In addition, the Company’s Corporate Governance Guidelines provide that directors must sign a Board-approved confidentiality agreement which prohibits them from disclosing Confidential Information to anyone outside of the Company, specifically including any principal or employee of any entity that employs the director or has sponsored the director’s election to the Board.

In addition, each nominee must deliver in writing (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request of any stockholder of record identified by name within five business days) and (ii) a written representation and agreement (in the form provided by the Corporate Secretary upon written request of any stockholder of record identified by name within five business days) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect

19

compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

If the nomination is not timely and in proper form, the nominee will not be considered by the Nominating and Corporate Governance Committee. To be timely for the 2024 Annual Meeting, the nomination must be received within the time frame set forth in “Deadlines for Submission of Stockholder Proposals & Director Nominations” on page 78. Nominees for director are selected in the context of an assessment of the perceived needs of the Board at the time and on the basis of, among other things, the following:

• strength of character • judgment • skill • education • business experience	• specific areas of expertise • understanding of our business • diversity • reputation • other personal attributes or special talents

Nominees must also be willing to spend the time necessary to discharge their responsibilities appropriately and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board.

Compliance and Regulatory Affairs Committee. The Compliance and Regulatory Affairs Committee has overall responsibility for assisting the Board in discharging its oversight of significant regulatory and compliance matters and to oversee the processes by which we conduct our business to ensure we do so in a manner that complies with applicable laws and regulations and reflects our high standards of integrity. The Compliance and Regulatory Affairs Committee oversees the regulatory, trade and environmental impact of the Company’s product and supplier relationships, the human capital practices expected of the Company’s vendors, and the Company’s responsible sourcing practices with respect to merchandise procurement.

The Compliance and Regulatory Affairs Committee may, in its discretion, engage outside consultants to advise the Compliance and Regulatory Affairs Committee. The Board, in its business judgment, has determined that all of the current members of the Compliance and Regulatory Affairs Committee are independent, as determined in accordance with the rules of the NYSE and any relevant federal securities laws and regulations.

Board Oversight of Environmental, Social and Governance (“ESG”)

Our Board and Board Committees oversee all aspects of our ESG goals, policies and initiatives as shown in more detail in the following table. Board Committees periodically report to the full Board in regard to their oversight of aspects of ESG goals, policies and initiatives within the Board committees’ purview.

20    2023 PROXY STATEMENT

	Full Board	Audit	Compensation	Compliance & Regulatory Affairs	Nominating & Corporate Governance
Governance
Shareholder Rights	✓				✓
Board Composition and Diversity	✓				✓
Director Compensation	✓				✓
Executive Compensation	✓		✓
Stock Ownership Guidelines	✓		✓		✓
Code of Business Conduct & Ethics	✓			✓
Integrity Concern Hotline		✓		✓
Social
Culture and Values	✓		✓
Employee Health and Safety				✓
Employee Diversity, Equity & Inclusion	✓		✓
Employee Training & Development				✓
Product Quality & Safety	✓			✓
Responsible Sourcing				✓
Standards for Vendor Partner Conduct				✓
Supply Chain Corporate Social Responsibility Program				✓
Community Involvement & Charitable Giving	✓			✓
Environmental
Greenhouse Gas Emissions Disclosures		✓
Natural Capital/Deforestation				✓
Supply Chain Raw Material Traceability				✓

Board Diversity

In determining the composition of the Board, the Nominating and Corporate Governance Committee seeks to include a diverse and complementary range of skills and experience among our directors. Although it does not have a formal diversity policy, the Nominating and Corporate Governance Committee believes that the presence of differing viewpoints on the Board is a benefit to us. Accordingly, the Nominating and Corporate Governance Committee considers principles of diversity, which include, among other things, diversity in backgrounds, perspectives, expertise, and qualifications, when assessing the Board as a whole, and individual director candidates. Our directors represent a range of backgrounds and overall experience. Approximately 22% of our directors are diverse. Our Board is committed to improving its diversity and will make appointing a qualified female Board member in its next director search a priority. Ms. Graham and Ms. Taylor each serve in leadership roles on our Board as Committee Chair and Board Chair, respectively.

When considering a director standing for re-election as a director nominee, in addition to the above attributes, the Nominating and Corporate Governance Committee considers such individual’s past contribution and future commitment to the Company. Our directors have a varied tenure, providing for a range of perspectives and fresh ideas and ensuring the transfer of knowledge and experience from longer-serving members. The Nominating and Corporate Governance Committee evaluates the totality of the attributes of each director nominee that it considers and does not have established minimum qualifications or attributes. After evaluating any potential

21

director nominee, the Nominating and Corporate Governance Committee makes its recommendations to the full Board, and the Board then determines the director nominees for election. The evaluation process for prospective director nominees is the same for all director nominees, regardless of the source from which the nominee was first identified.

Risk Management

We have developed and implemented processes designed to manage risk in our business. The Board’s role in regard to risk is primarily one of oversight with the day-to-day responsibility for risk management being with our management team. The Board regularly reviews information provided by management regarding our business strategy, financial position and operations, and considers associated risks. In addition, the Board executes its oversight role through its committees, which report regularly to the Board on their activities, and various presentations by management to the Board.

While the Board has principal oversight responsibility for enterprise risk management, the Audit Committee reviews management’s identification of the key risks that we face, including the main controls upon which we rely to mitigate those risks. In particular, the Audit Committee focuses on financial risk, including internal controls and cybersecurity, and assesses our risk profile with management and our internal and external auditors. The internal control risk profile drives our internal audit plan. The Audit Committee also handles violations of our Code of Ethics and related corporate policies. The Nominating and Corporate Governance Committee assists in risk management by overseeing our risks relating to our governance structure. The Compensation Committee reviews risks relating to our incentive compensation policies and practices. The Compliance and Regulatory Affairs Committee assists in the oversight of risks related to significant regulatory and compliance matters. Further, the Board has the ability to create additional committees.

Compensation Risk Assessment. Among other things, the Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. In so doing, the Compensation Committee considers whether such policies and practices are appropriately structured to promote the achievement of goals without encouraging the taking of unwarranted or undue risk. Additionally, the Compensation Committee reviews the relationship between our risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate risks relating to our compensation program.

We believe that our compensation programs discussed herein are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executive officers or other associates to engage in conduct that creates unnecessary or unjustifiable risks. Specifically, our mix of rewards for short-term performance through base salary and annual cash bonus awards, and for long-term performance through equity incentive awards supports these compensation objectives. Moreover, we believe that our utilization of these different compensation components allows us to manage the risks inherent with performance-based compensation. Additionally, our use of mitigation tools such as clawback provisions, caps on our incentive plans, oversight by an independent committee of non-employee directors and significant vesting periods for equity awards, provide additional risk protection.

Based upon the review of our compensation policies and practices, including the allocation between fixed and variable compensation and short-term and long-term compensation, we have concluded that they do not create risks that are reasonably likely to have a materially adverse effect on the Company.

22    2023 PROXY STATEMENT

Board and Standing Committee Attendance and Executive Sessions

	Members	Independence	Meetings Held During 2022

Board of Directors	9	8 of 9	8

Audit Committee	4	100%	5

Compliance and Regulatory Affairs Committee	4	100%	6

Compensation Committee	4	100%	5

Nominating and Corporate Governance Committee	4	100%	4

Each member of the Board is expected to attend Annual Meetings of Stockholders in person. All of our directors serving at the time attended the 2022 Annual Meeting of Stockholders in person, with the exception of Mr. Rhodes who attended via telephone due to COVID-19 protocols.

At the regularly scheduled meetings of the Board, it is the practice of the Board to hold an executive session of the independent directors. At these sessions, the Chairperson of the Board presides over each of these sessions.

During fiscal year 2022, each director attended 100% of the meetings of the Board and committees on which he or she served.

Communications to the Board

Stockholders, associates, and other interested parties may contact an individual director, the Board as a group, the Chairperson of the Board, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about us, including inquiries regarding employment opportunities.

Political Contributions Policy

Our Bylaws provide that the Board will ensure that any lobbying or political activity is conducted solely for promoting our commercial interests and is in the interest of our stockholders. As part of this oversight, the Board will ensure that lobbying and political spending do not reflect narrow political preferences or the political preferences of our executives that have little or no bearing on our own commercial performance. In fiscal year 2022, we did not engage in any lobbying or political activities. We are a member of the National Retail Federation, which is a trade association representing the retail industry.

Certain Relationships and Related Transactions

We have a formal written policy concerning related person transactions, a copy of which is available on our website. Under that policy, a related person transaction is a transaction, arrangement or relationship involving us, on the one hand, and (i) our director or executive officer, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person

23

who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person. Any transactions between the Company and a related person that involve an amount exceeding $10,000 are reviewed with the Audit Committee.

The Audit Committee evaluates each related person transaction and may approve or ratify the related person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the interests of the Company and its stockholders. The Audit Committee will prohibit any related person transaction that it determines to be inconsistent with the interests of the Company and its stockholders. Relevant factors considered by the Audit Committee when evaluating a related person transaction include:

•	the benefits of the transaction to the Company or any of its consolidated subsidiaries;

•	the terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s or any of its consolidated subsidiary’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standard.

At least annually, management will provide the Audit Committee with information pertaining to related person transactions. Related person transactions entered into, but not approved or ratified as required by the policy concerning related person transactions, will be subject to termination by us or the relevant subsidiary, if so directed by the Audit Committee, taking into account factors as it deems appropriate and relevant.

In 2022, there were no related party transactions to report pursuant to the relevant SEC rules.

Shareholder Engagement

We had strong support for all of our proposals at the Annual Meeting in May 2022. Notwithstanding that support, during the summer and fall of 2022 we invited the stewardship team at our large institutional shareholders comprising over 53% of the outstanding shares to participate in discussions with us. Of those shareholders, firms holding an aggregate of over 35% of the outstanding shares accepted our request and spoke with us. Our conversations were focused on ESG initiatives. We discussed our human capital management efforts, diversity, equity and inclusion initiatives, Board composition, environmental matters, responsible sourcing initiatives, corporate governance practices and Board oversight of ESG. Our Chief Legal Officer, Chief Human Resources Officer and Head of Investor Relations participated in these investor conversations. We reported back to the Nominating and Corporate Governance Committee on the key themes and messages from our engagement with shareholders. As a result of these conversations, we have also expanded our disclosure of ESG matters and added an ESG tab to the Investor Relations section of our website at https://investors.llflooring.com/ESG. Due in part to feedback from these discussions, we are submitting a proposal at this Annual Meeting to declassify the Board beginning at the Annual Meeting of Stockholders in 2024. We intend to continue to engage with shareholders annually and are committed to soliciting their views and input.

24    2023 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

We are committed to ESG matters and being a responsible corporate citizen. The following areas are the focus of our corporate responsibility program. In March 2023, we published our first ESG report, which is available on our ESG web page at https://investors.llflooring.com/ESG.

Our Company
Culture

Our Company’s vision is to be the customer’s first choice in hard-surface flooring by providing the best experience, from inspiration to installation. We embrace six core values as the foundation of our culture:

•   Be Customer Obsessed

•   Embrace Diversity

•   Arrive with Integrity

•   Seize Opportunities

•   Be Resilient

•   Own Our Outcomes

Our Culture Committee is focused on creating a great place to work. In 2022, we introduced a new peer-to-peer recognition program, which provides associates with the opportunity to celebrate co-workers as they demonstrate our core values.

Ethics & Compliance

We have a complete level of commitment and engagement to Ethics and Integrity. This commitment begins with our Board of Directors, Chief Executive Officer, and senior leadership team and is reflected in policies and processes throughout all levels of the organization including all vendor partners. We maintain a Code of Business Conduct and Ethics (“Code”), which is available on our website, https://investors.llflooring.com/corporate-governance. The Code is the foundation of our high-level commitment to operating in an ethical manner and with integrity. In 2021, we updated the Code and our required training module for the Code. All associates and our Board of Directors are required to certify and train on the Code annually. In addition to the Code, our ethics and compliance program includes:

•   an enterprise governance program, which includes enterprise-wide comprehensive, written policies and procedures related to applicable laws, regulations, industry standards and the Company’s requirements to ensure high standards of integrity;

•   procedures for reporting, tracking, and investigating concerns and allegations through our hotline, loss prevention, human resources, and compliance teams;

•   robust training requirements and policy signoffs to reinforce key areas of compliance;

•   disciplinary procedures to remedy and prevent instances of misconduct and ensure the overall compliance program is effective; and

•   oversight of the Code and regulatory compliance matters through the Compliance and Regulatory Affairs Committee.

25

Our Associates

Human Capital Management

We provide an engaging work experience that excites and motivates our team members, whom we call associates, to deliver their best every day. We offer attractive career development opportunities, with entry level associates looking forward to multiple potential career paths within our field organization. In 2022, more than 650 associates, or 27% of our workforce, were promoted into positions of increased responsibility. This builds on more than 500 associates, or 20% of our workforce, being promoted into positions of increased responsibility in 2021.

We invest in extensive learning and development programs to help our associates build valuable skills. In 2021, we rolled out a new learning management system called LL Academy to support our development programs, spanning sales-focused training to management coaching. Our field associates are required to participate in 87 hours of job-related training per year. We also offer over 50 hours of leadership development content within LL Academy.

Safety & Health

A safe work environment inspires trust and empowers associates. We are committed to providing a safe and healthy workplace for all associates and customers. We require careful attention to safety with respect to handling product in our warehouses, stores, installation, and delivery processes.

We are committed to complying with all relevant health, safety and environmental laws and standards and we collect and review workplace injury and accident information across all of our locations. We also take appropriate steps to reduce incident rates and lost workdays. This includes training our associates about the safe operation of forklifts, product loading and delivery and product safety protocols.

Diversity, Equity & Inclusion

As part of our multi-year business transformation, we are working on driving diversity, equity, and inclusion across our Company. This commitment is supported by training and awareness programs as well as focused efforts to recruit, retain, develop, and promote a diverse workforce. In 2021, we trained our top 100 leaders on how to create a diverse workplace and how to respect each other’s differences, and in 2022 we expanded our diversity, equity and inclusion curriculum, which is now offered company wide.

Our Diversity, Equity, and Inclusion Committee, comprised of a diverse and cross-functional team of associates from across the Company, is helping to lead the way to building programs aimed at ensuring that every associate can thrive and grow professionally. We also work with external consultants to connect our work with best practices and insights related to diversity, equity, and inclusion. We remain committed to attracting, retaining, and developing a team that better represents the communities where we live and serve our customers so that our associates can bring their truest self to work, while sharing their unique talents and gifts.

26    2023 PROXY STATEMENT

Our Stewardship

Responsible Sourcing

We are committed to conducting business in accordance with the highest ethical standards, in compliance with all applicable laws, and in a manner that helps ensure that we are environmentally and socially responsible. We expect our vendor partners to adhere to the same high ethical standards and share the same commitment.

Our flooring vendors are required to partner with UL Solutions or SCS Global Services to meet stringent GREENGUARD Gold or FloorScore certification standards for indoor air quality. When customers shop with us, they can have peace of mind knowing these floors have met some of the most demanding industry standards for low chemical emissions. Additionally, all products that carry the GREENGUARD Gold or FloorScore certification are eligible for various sustainable building credits, including Leadership in Energy and Environmental Design (LEED) and the WELL Building Standard.

We are committed to responsible sourcing and require our vendor partners to comply with our written Standards for Vendor Partner Conduct, which is published in eleven languages. In addition, we follow rigorous procedures to validate and approve vendor partners for production as well as tracing products in our supply chain to ensure they are sourced responsibly. These processes include:

•   maintaining Standards for Vendor Partner Conduct;

•   prohibiting vendors from engaging in child labor, forced labor or other human rights issues;

•   conducting risk assessment protocols for all new and existing vendors;

•   performing social compliance audits on vendors to ensure compliance with laws, regulations, industry standards and our requirement to ensure safe working environments;

•   Lacey Act chain-of-custody verification processes for both internationally and domestically sourced wood products, which represents one of the highest standards in the industry;

•   prohibiting the use of any “conflict minerals” as defined under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

•   communication and training for internal and external partners to increase awareness of our compliance program and supply chain risk.

27

Product Quality and Safety

We are committed to selling to our customers high-quality safe products produced in socially responsible environments. We are committed to ensuring that our vendors’ factories and the products they make meet all laws and mandatory safety standards before any product is shipped to us. To support this commitment, we use rigorous tools and processes to assess our products on an ongoing basis. By doing this, we validate through factory audits, testing and product inspections, that our vendors and our products meet the highest standards. If we learn about an issue with one of our products, we quickly investigate and, when necessary, we stop the sale and remove the product from our assortment.

As part of our global product quality and compliance program, we have rigorous procedures to monitor product safety and quality issues through the supply chain. This is accomplished through:

•   risk review of our suppliers;

•   quality management factory audits;

•   social responsibility audits;

•   pre-production and production product testing;

•   product inspection at the factory, both inline and random;

•   factory and employee training to increase awareness of our quality assurance and compliance program; and

•   monitoring and investigating customer complaints.

Our Communities

Charitable Giving

We recognize our role and responsibility as a good steward to our communities. Through our Lay It Forward charitable giving program, we contribute to charities that represent areas such as human services, community development, education, physical and mental health, civics, arts, culture, humanities, and disaster response. In 2022, we supported charitable organizations such as Habitat for Humanity, as part of the creation of the nation’s first 3D printed home, and New York-based Rescuing Families, which works with disabled and elderly households to make improvements in their homes that prioritize comfort and accessibility.

Our employee assistance program, called LL Cares, provides one-time financial assistance to eligible LL Flooring associates who have experienced unexpected financial hardship. Money distributed through LL Cares is granted to associates with no obligation to repay. Since January 2022, we provide over $68,000 in assistance to 31 associates who had experienced hardship. A cross-functional team of associates has volunteered over 800 hours of service to the LL Cares through participating in the LL Cares Selection Committee where they review grant requests from team members and encourage payroll contributions and donations to the fund.

28    2023 PROXY STATEMENT

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The Board, at the recommendation of the Nominating and Corporate Governance Committee, approves the compensation of our non-employee directors. Directors who are employed by us do not receive compensation for their service on the Board or any Board committee. In 2022, the Board reviewed market information provided by the independent compensation consultant related to director compensation, including peer group proxy information. The review showed that while the committee compensation and Board Chairperson retainer were generally competitive (at the market median), the Board cash retainer and Board equity retainer were below market. This resulted in overall director compensation falling in the 35th percentile of the market for director compensation.

Based on these findings, in May 2022, the Board approved an increase in the Board cash retainer from $60,000 to $70,000 and an increase in the Board equity retainer from $80,000 to $100,000, which aligned total director compensation closer to the 40th to 50th percentile of the market.

The following table sets forth the compensation for our non-employee directors in effect from May 2022 to May 2023:

Element of Compensation	2022 - 2023 Compensation Amount(1)(2)
Annual Board Compensation
Cash Retainer	$70,000
Equity Retainer	$100,000
Additional Chairperson Retainer	$100,000
Committee Chair Cash Retainers
Audit Committee	$20,000
Compliance and Regulatory Affairs Committee	$15,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Committee Member Cash Retainers
Audit Committee	$10,000
Compliance and Regulatory Affairs Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$7,500
(1)	All cash compensation paid to our non-employee directors are paid quarterly in arrears.
(2)

The annual equity retainer is paid in shares of restricted stock that vest at the next annual stockholders’ meeting, provided, however, if a director leaves the Board for any reason, the Compensation Committee may permit a pro rata portion of the shares of restricted stock to vest as of the date of termination from the Board. Any fractional shares will be paid in cash.

29

2022 Non-Employee Director Compensation

In 2022, our non-employee directors received a portion of the payment for the retainers in restricted stock and a portion in cash. The restricted stock portion of the retainer was granted on the date of the 2022 Annual Meeting and vests on the date of the 2023 Annual Meeting. In calculating the number of shares of restricted stock reflecting the value of the retainers for our non-employee directors, we used the closing price of our common stock on the date of the grant. Furthermore, our equity award agreements for our directors contain clawback provisions, so that any such awards are subject to such deductions, repayment and clawback as may be required by any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement). We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. We also permit our directors to participate in employee discount programs available to all our associates.

Our non-employee directors are subject to stock ownership guidelines, as described on page 41.

Director Compensation Table

The following table sets forth compensation earned by our directors who are not named executive officers in the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Terri Funk Graham(2)	82,507	100,000	182,507
David A. Levin(3)	90,007	100,000	190,007
Douglas T. Moore(3)	82,507	100,000	182,507
Joseph M. Nowicki(3)	95,007	100,000	195,007
Ashish Parmar(4)	78,750	100,000	178,750
Famous P. Rhodes(5)	80,004	100,000	180,004
Martin F. Roper(6)	90,000	100,000	190,000
Nancy M. Taylor(3)	182,507	100,000	282,507

(1)

The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Stock awards granted on May 18, 2022 had a grant date fair value of $11.01 per share. For a discussion of the assumptions relating to these valuations, see Note 7 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on March 1, 2023.

(2)

Stock awards include 9,082 shares of restricted stock that were outstanding as of December 31, 2022, of which 6,811 were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $61,875 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

(3)	Stock awards include 9,082 shares of restricted stock that were outstanding as of December 31, 2022.
(4)	Stock awards include 9,082 shares of restricted stock that were outstanding as of December 31, 2022, which were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this

30    2023 PROXY STATEMENT

amount includes $78,750 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.
(5)

Stock awards include 9,082 shares of restricted stock that were outstanding as of December 31, 2022, of which 4,541 were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $40,000 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

(6)

Stock awards include 9,082 shares of restricted stock that were outstanding as of December 31, 2022, which were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $90,000 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

Outside Directors Deferral Plan

In November 2008, the Board adopted the Deferral Plan under which each of our non-employee directors can defer receipt of all or a portion of his or her fees until such director’s departure from the Board. In so doing, the Board intended to provide an incentive to the non-employee directors to own shares of our common stock, thereby aligning their interests more closely with the interests of our stockholders. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year.

Under the Deferral Plan, a non-employee director may elect to defer up to 100% of his or her compensation in 25% increments and have such compensation invested in deferred stock units. Deferred stock units attributable to the deferral of cash compensation are credited as of the day on which such compensation is otherwise payable in accordance with our then applicable director compensation policies (the “Payment Date”), and the number of deferred stock units is determined by dividing the deferred compensation payable on the Payment Date by the closing price of our common stock as of the Payment Date with partial shares being disregarded. Deferred stock units credited with respect to restricted stock awards are determined using the closing price as of the grant date of the award of such shares of common stock.

In September 2022, the Board amended and restated the Deferral Plan to provide that a director may elect to have his or her deferred stock units settled in common stock in one of three timeframes upon the director’s departure from the Board: (i) in one lump-sum payment 60 days following his or her separation from service on the Board, (ii) in annual distributions over a three-year period beginning sixty days following his or her separation from service on the Board, or (ii) in annual distributions over a five-year period beginning sixty days following his or her separation from service on the Board. Previously, the Deferral Plan provided for all deferred stock units to be settled in one lump-sum payment 60 days following a director’s departure from the Board. The new timeframe elections will apply to elections made for deferrals beginning in 2023.

There was an aggregate of 244,976 deferred stock units outstanding at December 31, 2022.

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Proposal 2	Advisory (Non-Binding) Vote on Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and subsequent rules and regulations promulgated by the SEC require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, we value the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as we deem appropriate, and we intend to engage with stockholders this year on the outcome of this year’s vote. We have elected to conduct this “say-on-pay” non-binding advisory vote annually. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2024 Annual Meeting of Stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As discussed in the Compensation Discussion and Analysis section that follows, we believe that the compensation structure for our named executive officers is appropriate, flexible, and effective in attracting and retaining talented personnel. In our judgment, the compensation paid to our named executive officers includes a healthy balance between fixed and performance-based compensation, short- versus long-term incentives, as well as a blend between cash and equity components. Furthermore, we maintain that the compensation for our named executive officers is aligned with the interests of our stockholders through incentives driving stockholder value. Finally, we believe that our compensation programs maintain an appropriate balance of risk and reward in relation to our business strategies and objectives.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee and will not be construed as overruling a decision by the Compensation Committee, the Board, or the Company. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends a vote FOR the proposed resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

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Proposal 3	Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

Pursuant to the SEC’s rules, we include an advisory resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers in the proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules. The approval of this resolution is included as Proposal 2 in this Proxy Statement.

We request your vote to determine whether this non-binding advisory stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

We believe that a non-binding stockholder vote on executive compensation should occur every year. We believe that a one-year frequency provides the highest level of accountability and communication by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of stockholders.

We believe that providing the vote only every two or three years may prevent stockholders from communicating in a meaningful and coherent manner. For example, we may not know whether the stockholder vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, it could be difficult to discern the implications of the stockholder vote. We will continue to evaluate the appropriate frequency for the stockholder advisory vote on executive compensation.

If the non-binding vote on executive compensation occurs every year, a resolution subject to the non-binding stockholder vote to approve the compensation of our named executive officers will be presented in the proxy materials for the 2024 Annual Meeting of Stockholders.

For the reasons stated above, the Board recommends a vote for a one-year frequency for the non-binding advisory stockholder vote to approve the compensation of our named executive officers. Note that stockholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices with respect to this proposal: a one-, two- or three-year frequency or stockholders may abstain from voting on the proposal.

Your vote on this proposal will be non-binding on us and the Board and will not be construed as overruling a decision by us or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Board values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future compensation decisions, as it deems appropriate.

The Board of Directors recommends a vote for a ONE YEAR frequency for the non-binding advisory vote to approve the compensation of our named executive officers.

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EXECUTIVE OFFICERS

The following sets forth biographical information for our executive officers (as defined by Rule 3b-7 of the Exchange Act) and certain other significant associates. Such information with respect to our President and Chief Executive Officer, Charles E. Tyson, is set forth above in the “Proposal 1 – Election of Directors – Incumbent Directors Whose Terms Expire in 2023” section.

Matthew T. Argano, Ph.D., 50, has been our Senior Vice President, Chief Human Resources Officer since April 2020. Prior to joining the Company, Dr. Argano was Senior Vice President, Chief People Officer of Altar’d State, Inc., a women’s fashion retailer from 2016 to 2020. From 2012 to 2016, Dr. Argano was Senior Vice President, Human Resources of The Fresh Market, Inc., a specialty grocery retailer.

Douglas S. Clark, Jr., 44, has been our Senior Vice President, Merchandising and Supply Chain since June 2020. Mr. Clark previously served as our Interim Senior Vice President, Merchandising and Supply Chain from February 2020 to June 2020 and served as Senior Vice President, Supply Chain from October 2018 to February 2020 and as Vice President, Inventory Management from February 2017 to October 2018. Prior to joining the Company, Mr. Clark held merchandising roles of increasing responsibility at DSW, Inc., a retailer of shoes and fashion accessories, most recently as Vice President, Merchandise Analysis & Operations from September 2016 to February 2017.

Alice G. Givens, 50, has been our Senior Vice President, Chief Legal, Ethics and Compliance Officer and Corporate Secretary since October 2022 and, prior to that, was Senior Vice President, Chief Legal Officer and Corporate Secretary from September 2020 to October 2022. Prior to joining the Company, Ms. Givens was Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Ruth’s Hospitality Group, Inc. (“RHGI”), a fine dining restaurant company, from 2019 to 2020 and Vice President, General Counsel, Chief Compliance Officer & Secretary of RHGI from 2016 to 2019. From 2007 to 2016, Ms. Givens served as a legal officer at J. Crew Group, Inc., an omnichannel retailer of apparel, shoes, and accessories, where she most recently was Vice President and Associate General Counsel from 2012 to 2016.

Kristian B. Lesher, 53, has been our Senior Vice President and Chief Technology Officer since January 30, 2023. Prior to joining the Company, Mr. Lesher served as Vice President, Customer Facing Technologies, of Advance Auto Parts, Inc., an automotive aftermarket parts provider, from May 2015 until January 2023, and as Director of eCommerce Systems and Enterprise Services from April 2009 until May 2015.

34    2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation philosophy is to maintain effective compensation programs that are as practical and flexible as possible and permit us to make responsive adjustments to changing market conditions and other internal and external factors. We strive to provide our executives with compensation that is competitive within our industry. In doing so, we seek to attract and retain the key associates necessary to achieve the continued growth and success of our business while remaining mindful of our desire to control costs. Further, it is our intent to align executive officer pay with stockholders’ interests, recognize individual accomplishments, align executive management behind common objectives and strike a balance between risk and reward in designing our executive compensation programs.

The Compensation Committee of the Board is responsible for implementing and administering our executive compensation plans and programs. In that role, the Compensation Committee reviews our executive officer compensation program every year to review the appropriateness, rationale, and continued viability of our compensation philosophies, including the extent to which our programs might encourage associates to take unnecessary or excessive risks that could result in material adverse risk to the Company.

Compensation Governance Features

We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

Compensation Governance Features
WHAT WE DO	WHAT WE DON’T DO

✓   Balance of short-term and long-term incentives

✓   Have a substantial portion of executive compensation at risk and tied to enhanced stockholder value

✓   Establish different performance measures used for short-term and long-term incentive programs

✓   Utilize robust share ownership guidelines

✓   Have clawback provisions incorporated into incentive compensation

✓   Conduct annual Say-on-Pay votes

✓   Require a double trigger for the payment of most change-in-control benefits

×   No payout of short-term or long-term awards greater than 200% of target

×   No long-term or indefinite employment agreements

×   No hedging or pledging of shares as collateral

×   No excessive perquisites

×   No issuance of excessive equity compensation that would dilute stockholder value

×   No excessive change-in-control severance benefits

2022 Say On Pay Results

Our Compensation Committee and Board are very interested in the ideas and any concerns of our stockholders regarding executive compensation. An advisory vote on executive compensation was presented to our stockholders at last year’s Annual Meeting of Stockholders and was approved by 96% of votes cast by

35

stockholders. As our compensation programs continue to evolve, we will continue to seek input from our stockholders and reflet that in the structure of our compensation programs.

What Guides Our Program

Compensation Philosophy & Objectives

Our executive compensation program is designed to:

✓   Link pay to performance

✓   Attract, develop, and retain an experienced and highly qualified executive officer team

✓   Encourage long-term commitment and align the interests of executive officers with those of our stockholders, customers, and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total stockholder return and enhance customer service

✓   Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the Company

✓   Promote internal pay equity

✓   Reinforce our core values of thinking like our customers, acting like owners, succeeding as a team, expecting continuous improvement, and acting with integrity

In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives, equity incentives and other components, using a number of factors including the following:

●	our financial and operating performance, measured by attainment of strategic objectives and operating results;
●	the duties, responsibilities, and performance of each executive officer, including the achievements of the areas of our operations for which the executive officer is personally responsible and accountable;
●	historical cash and equity compensation levels; and
●	compensation competitiveness, internal equity factors and retention considerations.

Elements of Pay

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Paid	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate relative to comparable jobs at similar companies and enables the Company to attract and retain critical executive talent.
Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its stockholders.

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Pay Mix

Our compensation program utilizes a mix of compensation elements, including base salary, short-term incentives, and long-term incentives.

Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

The Decision-Making Process

The Role of the Compensation Committee. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available on our investor relations page of our website at: https://investors.llflooring.com/committee-charters.

The Role of the Independent Compensation Consultant. The Compensation Committee has engaged Pearl Meyer as its independent compensation consultant. The Compensation Committee relies on Pearl Meyer for input on pay philosophy, current market trends, regulatory considerations, selection of the peer group, competitive market analysis and incentive plan design. Additionally, Pearl Meyer provides information about market trends in director pay practices and advises the Nominating and Corporate Governance Committee and the Board on director compensation program pay level and design.

The Compensation Committee, after considering the SEC and NYSE standards, including the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Exchange Act, and other factors, determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest. Pearl Meyer also determined that it was independent and free from conflict with respect to the engagement and confirmed this in a written statement delivered to the Chairperson of the Compensation Committee.

Pearl Meyer reports directly to the Compensation Committee on all work assigned by the Compensation Committee. Pearl Meyer also interacts with management when necessary and appropriate to carry out its assignments. Pearl Meyer, in its discretion, from time to time, seeks confirmation from management regarding the accuracy of information that is included in materials presented to the Compensation Committee.

Peer Group

The Compensation Committee may engage Pearl Meyer to review and assess the Company’s executive officer compensation program for purposes of assessing compensation components and levels for the following year. A review of the compensation peer group was conducted in the fall of 2021 to develop the 2022 peer group. It was

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noted that two of the companies in the prior peer group were no longer publicly traded and therefore were removed from the peer group. Pearl Meyer recommended the addition of one new company to the peer group. As a result, the Committee determined that Knoll, Inc. and At Home Group Inc. were removed from the peer group and Purple Innovation, Inc. was added. The following is a list of companies included in the peer group used for 2022 compensation decisions:

2022 Peer Group Companies
Floor & Décor Holdings, Inc.	Shoe Carnival, Inc.
La-Z-Boy Incorporated	Hibbett Sports, Inc.
Sleep Number Corporation	Big 5 Sporting Goods Corporation
Conn’s, Inc.	Zumiez Inc.
Monro, Inc.	The Container Store Group, Inc.
Kirklands, Inc.	Haverty Furniture Companies, Inc.
Purple Innovation, Inc.	Ethan Allen Interiors Inc.
Citi Trends, Inc.

2022 Executive Compensation Program in Detail

Base Salary

Base salary levels for our named executive officers are reviewed each year and adjusted based upon a variety of factors including the named executive officer’s tenure with us, scope of responsibility and influence on our operations, individual performance and accomplishments, internal equity, experience, and changes in the competitive marketplace, as well as the economic environment and expense considerations. The factors impacting base salary levels are not independently assigned specific weights.

The following table outlines the base salary adjustments provided to our named executive officers for 2022:

NEO	2021 Base Salary	2022 Base Salary	% Increase
Charles E. Tyson	$750,000	$772,500	3.0%
Nancy A. Walsh (1)	$530,450	$546,364	3.0%
Alice G. Givens	$395,395	$409,234	3.5%
Matthew T. Argano	$359,800	$372,393	3.5%
Douglas S. Clark, Jr.	$359,800	$370,594	3.0%
Michael E. Dauberman (2)	Not applicable	$475,000	N/A
(1)	Ms. Walsh was our EVP, Chief Financial Officer from September 2019 to December 2022.
(2)	Mr. Dauberman was our EVP, Chief Growth Officer from February 2022 to September 2022.

Annual Cash Bonus Awards

In 2022, our named executive officers had the opportunity to earn an annual cash bonus award under our Annual Bonus Plan for Executive Management (the “Bonus Plan”). The amounts payable under the Bonus Plan are expressed as a percentage of annual base salary for each participant (the “Target Bonus”). The Target Bonuses are reviewed annually and vary among the Bonus Plan participants based upon, among other things, their responsibilities, ability to influence operations and performance, internal equity considerations, and position. The maximum potential annual cash bonus award that the executive officers could achieve was 200% of target. The amount of the bonus payable at the threshold level of performance was 25%. Results below threshold result in

38    2023 PROXY STATEMENT

no cash bonus paid. Named executive officers that were hired during the year had the opportunity to earn a prorated bonus under the Bonus Plan based upon the duration of their service during the year.

For the 2022 Bonus Plan, the Compensation Committee approved a plan that was based 50% on Adjusted Operating Income and 50% on Net Sales. The performance goals for the 2022 Bonus Plan are as follows:

	Adjusted Operating Income (in ‘000)	Net Sales (in ‘000)	Percent Target Bonus Awarded for Associates Eligible for Maximum Payout*
	Less than $40,000	Less than $1,040,000	0%
Threshold	$40,000	$1,040,000	50%
Target	$50,000	$1,300,000	100%
Maximum	$100,000	2,600,000	200%
Actual Performance Achieved & % of Target Payout Earned	$(1,800)	$1,111,000	32%

*Payouts for performance between Threshold and Target or Target and Maximum are calculated using straight-line interpolation.

The term “Adjusted Operating Income” for Target Bonus purposes is the Company’s operating income adjusted for anticipated and unanticipated unusual expenses. The Compensation Committee retained the discretion to determine those adjustments appropriate for calculating Adjusted Operating Income to fairly react to unknown future events. In determining 2022 Bonus Plan performance, the Compensation Committee did not make any adjustments to the Company’s GAAP operating income (loss).

The following table provides the amount of the award under the Bonus Plan for each named executive officer:

NEO	Target Award Opportunity (as a % of Base Salary)	Actual Award Earned
		As a % of Target Bonus	$ Value
Charles E. Tyson	100%	32%	$245,614
Nancy A. Walsh	60%	(1)	-
Alice G. Givens	50%	32%	$65,057
Matthew T. Argano	50%	32%	$59,201
Douglas S. Clark, Jr.	50%	32%	$58,915
Michael E. Dauberman	60%	(1)	-
(1)	Ms. Walsh and Mr. Dauberman did not receive bonuses because they resigned during FY2022.

Long-Term Equity Incentive Awards

The long-term component of our compensation program consists of equity awards. We intend equity awards to be a meaningful portion of our named executive officers’ total compensation in order to align their interests with our long-term growth and the creation of stockholder value as well as to promote retention of our executive team.

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In March 2022, we issued annual equity awards using a mix of 50% performance-based restricted stock, 25% time-based restricted stock (which vest ratably over four years), and 25% stock options (which vest ratably over four years).

The performance-based restricted stock granted vest based on obtaining an adjusted EBITDA goal. None of these shares will vest unless the performance objectives are achieved at threshold, with payouts ranging from 0 to 200% of the target, depending on the actual performance achieved. The 2022 performance-based restricted stock awards were structured using a three-year performance period. Any awards earned at the end of the three-year performance period will be paid at that time.

2022 Target Long-Term Incentive Award Grants

The table below shows the target annual long-term incentive award values granted for fiscal 2022 for each of the named executive officers:

NEO	Performance-Based Restricted Stock	Time-Based Restricted Stock	Stock Options	Total Value
Charles E. Tyson	$500,000	$250,000	$250,000	$1,000,000
Nancy A. Walsh	$150,000	$75,000	$75,000	$300,000
Alice G. Givens	$162,500	$81,250	$81,250	$325,000
Matthew T. Argano	$150,000	$75,000	$75,000	$300,000
Douglas S. Clark, Jr.	$100,000	$50,000	$50,000	$200,000
Michael E. Dauberman	$325,000	$162,500	$162,500	$650,000

2020-2022 Long-Term Incentive Awards

In February 2020, the Company granted a performance-based restricted stock award that would vest based on obtaining an adjusted EBITDA goal over a three-year performance period from January 1, 2020 through December 31, 2022 with a relative total shareholder return (“TSR”) modifier based on the S&P 600 Retailing Industry Index. None of these shares of performance-based restricted stock would vest unless the performance objectives were achieved at threshold or above. Actual performance over the three-year performance period ending December 31, 2022 was below threshold; therefore, none of these awards were earned or vested.

Performance Metric	Threshold (000s)	Target (000s)	Maximum (000s)	Actual (000s)	% of Target Payout Earned
Adjusted EBITDA*	$186,215	$232,769	$279,322	$168,000	0%

*

Adjusted EBITDA is a non-GAAP measure equal to net (loss) income before interest expense, income tax (benefit) expense, depreciation and amortization, as further adjusted to exclude the effect of antidumping and countervailing adjustments, (recovery) accrual for legal matters and settlements, legal and professional fees, and goodwill impairment charges.

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Other Practices, Policies & Guidelines

Stock Ownership Guidelines

We have a stock ownership guidelines policy (the “Ownership Guidelines”) for our non-employee directors and certain of our executive officers (as designated by the Board) in order to align the financial interests of such executive officers and non-employee directors with those of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. The stock ownership requirements are as follows:

Position	Value of Shares
Chief Executive Officer	5 times base salary
Chief Financial Officer	2 times base salary
Other Executive Officers	1 times base salary
Non-Employee Directors	5 times annual board cash retainer (Exclusive of committee compensation, but inclusive of supplemental base retainer for the Board Chairperson)

The participants in the Ownership Guidelines are expected to meet the applicable guideline no more than five years after first becoming subject to them and are expected to continuously own sufficient shares to meet the applicable guideline once attained. Due to a decline in the value of the Company’s stock, none of our executive officers and directors, except for Mr. Roper, were in compliance with the holding guidelines in the Ownership Guidelines as of December 31, 2022. As a result, the Ownership Guidelines provide that each such officer and director is prohibited from selling any common stock of the Company.

Stock that may be considered in determining compliance with the Ownership Guidelines includes:

•

Shares owned directly by the participant or indirectly by the participant through (i) his or her immediate family members (as defined in the Ownership Guidelines) residing in the same household or (ii) trusts for the benefit of the participant or his or her immediate family members;

•	Vested shares of restricted stock held by the participant; and

•	Shares held pursuant to the LL Flooring Holdings, Inc. Outside Director Deferral Plan (i.e., deferred stock units).

The Compensation Committee is responsible for monitoring the application of the Ownership Guidelines as it pertains to our executive officers, and the Nominating and Corporate Governance Committee is responsible for monitoring the application of the Ownership Guidelines as it pertains to our non-employee directors.

Clawback Provisions

In 2016, the Board approved a Clawback Policy to enhance our corporate governance practices. The Clawback Policy applies to any officers (as defined under Section 16(a) of the Exchange Act). In the event of a financial restatement caused by the Company’s material noncompliance with applicable financial reporting requirements, our Board will investigate any possible misconduct by officers that contributed to the financial restatement and any bonus, incentive payment, equity award or other compensation awarded for the preceding three fiscal years. The Board, in its sole discretion and to the extent permitted by applicable law, will recover from such executive officer such compensation (in whole or in part) as it deems appropriate under the circumstances.

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Prohibition on Pledging or Hedging Company Stock

Our Insider Trading Policy provides that no insider may pledge the Company’s securities or hold the Company’s securities in a margined account. Further, our policy prohibits our insiders and associates from buying or selling options, warrants, puts, and calls or similar instruments on the Company’s securities, selling the Company’s securities short or entering into hedging or monetization transactions or similar arrangements with respect to the Company’s securities. For purposes of our Insider Trading Policy, a copy of which can be found on our website, insiders include, among others, our officers and directors.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides all associates with an opportunity to contribute up to 50% of their eligible compensation, subject to Internal Revenue Service limitations, to the plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. In addition, a Roth feature allows all associates to contribute up to 50% of their eligible compensation on an after-tax basis. Consistent with the 401(k) plan, we match 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. This matching contribution is allocated to both traditional 401(k) deferrals and Roth contributions. Associates are immediately 100% vested in the Company’s matching contributions. In 2022, each of the named executive officers contributed to the 401(k) plan and received matching contributions consistent with our Company-wide program described above.

Severance Agreements

We have entered into Severance Agreements with each of the named executive officers, as well as other members of the executive team. The Severance Agreements provide for a fixed term and certain severance payments and benefits to these executives upon termination of their employment under defined circumstances, including in connection with a change-in-control. In addition, in connection with the execution of the Severance Agreements, the Company and each of these executives entered into Confidentiality, Non-Solicitation and Non-Competition Agreements (the “Non-Compete Agreements”). For further discussion of the Severance Agreements, see the “Potential Payments Upon Termination or Change of Control” herein.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. Effective for the years beginning on or after January 1, 2018, there is no exception under Section 162(m) for qualified performance-based compensation.

We will continue to consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs, but we believe the primary purpose of our executive compensation arrangements is to support our business strategy and the long-term interests of our stockholders. Therefore, we believe it is important that we maintain the flexibility to award compensation that may not be tax deductible to promote our various corporate goals.

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Compensation Committee Interlocks and Insider Participation

During the 2022 fiscal year, the members of the Compensation Committee were David A. Levin, Terri Funk Graham, Ashish Parmar, and Famous P. Rhodes. None of the members of our Compensation Committee will be or has ever been one of our officers or associates. None of our executive officers serves or has served as a member of the board of directors or compensation committee, or similar committee performing equivalent functions, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon that review and discussion, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

David A. Levin, Chairperson

Terri Funk Graham

Ashish Parmar

Famous P. Rhodes

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ANNUAL COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table and descriptions set forth information concerning compensation paid to or earned by the president and chief executive officer, the former chief financial officer, the three other most highly compensated individuals who were serving as our executive officers at the end of the 2022 fiscal year, and one individual who would have been among our three other most highly compensated individuals but was not serving as an executive officer at the end of the 2022 fiscal year. We refer to these individuals throughout this Proxy Statement as our “Named Executive Officers.”

Name and Principal Occupation	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total
Charles E. Tyson(3) President & Chief Executive Officer	2022 2021 2020	767,740 740,385 644,141	- - -	749,985 749,973 674,993	249,994 249,987 224,996	245,614 407,107 936,700	25,709 26,636 32,635	2,039,043 2,174,088 2,513,465
Nancy A. Walsh(4) Former Chief Financial Officer	2022 2021 2020	521,983 527,479 520,128	- - -	224,969 262,465 361,239	74,993 87,487 78,749	- 172,760 490,358	44,661 28,056 322,270	866,606 1,078,247 1,772,744
Alice G. Givens(5) Chief Legal, Ethics & Compliance Officer and Corporate Secretary	2022 2021	406,306 393,396	- -	243,739 224,973	81,247 74,999	65,057 107,312	22,200 178,420	818,549 979,100
Matthew T. Argano(6) Chief Human Resources Officer	2022 2021 2020	369,729 357,915 224,808	60,000 - -	224,969 149,990 124,988	74,993 50,000 124,991	59,201 97,651 183,471	16,958 43,315 47,062	805,849 698,872 705,320
Douglas S. Clark, Jr.(7) SVP, Merchandising & Supply Chain	2022 2021	368,311 357,915	60,000 -	149,985 124,980	49,995 124,993	58,915 97,651	12,802 11,786	700,008 717,326
Michael E. Dauberman(8) Former Chief Growth Officer	2022	270,385	175,000	487,493	162,493	-	83,945	1,179,316
(1)

The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 7 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on March 1, 2023. The amounts for the performance-based restricted stock included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2022 would have been: Mr. Tyson — $999,981; Ms. Walsh — $299,969; Ms. Givens — $324,995; Dr. Argano — $299,969; Mr. Clark — $199,990; and Mr. Dauberman — $649,991.

(2)

The amounts in the column reflect annual cash bonus awards through our non-equity incentive plan, referred to as our “Bonus Plan,” earned in the year noted but typically paid in the first quarter of the following year.

(3)

All other compensation in 2022 includes $205 in identity theft insurance premiums, $13,305 in financial planning and tax assistance (which includes $4,005 in gross-up), and $12,200 in matching contributions to our 401(k) plan.

(4)

Ms. Walsh resigned effective December 9, 2022. All other compensation in 2022 includes $188 in identity theft insurance premiums, $13,119 in financial planning and tax assistance (which includes $4,544 in gross-up), $1,122 for an executive physical (which includes $397 in gross-up), $12,200 in matching contributions to our 401(k) plan, and $18,033 in payout of accrued vacation.

(5)

Ms. Givens was not a named executive officer in 2020. All other compensation in 2022 includes $122 in identity theft insurance premiums, $7,153 in financial planning and tax assistance (which includes $2,153 in gross-up), $2,725 for an executive physical (which includes $820 in gross-up), and $12,200 in matching contributions to our 401(k) plan.

44    2023 PROXY STATEMENT

(6)

All other compensation in 2022 includes $204 in identity theft insurance premiums, $4,553 in financial planning and tax assistance (which includes $1,371 in gross-up), and $12,200 in matching contributions to our 401(k) plan. The amount listed in the bonus column represents a cash bonus of $60,000 paid to Dr. Argano in December 2022 in consideration of his additional responsibility during fiscal year 2022 for managing the information technology team on an interim basis.

(7)

Mr. Clark was not a named executive officer in 2020. All other compensation in 2022 includes $205 in identity theft insurance premiums, $801 in financial planning and tax assistance (which includes $241 in gross-up) and $11,797 in matching contributions to our 401(k) plan. The amount listed in the bonus column represents a cash bonus of $60,000 paid to Mr. Clark in December 2022 in consideration of his execution of the Company’s inventory strategy during a challenging supply chain environment, broadening of the Company’s merchandise assortment and offsetting of costs through pricing, promotion and sourcing strategies.

(8)

Mr. Dauberman joined the Company in February 2022 and resigned in September 2022. All other compensation in 2022 includes $60 in identity theft insurance premiums, $6,501 in matching contributions to our 401(k) plan, $51,431 in relocation assistance (which includes $22,166 in gross-up for taxable relocation benefits), $25,497 in payout of accrued vacation, and $457 as an incentive for vaccination against COVID-19. The amount listed in the bonus column represents a sign-on bonus paid to Mr. Dauberman pursuant to his offer letter in February 2022.

Grants of Plan-Based Awards

The following table provides information on grants of plan-based awards made to our named executive officers during fiscal 2022:

		Award Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name/Award Type	Grant Date		Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Charles E. Tyson
Annual Bonus			193,125	772,500	1,545,000
Stock Options	3/9/22	3/9/22								29,342 (5)	15.72	249,994
Restricted Stock	3/9/22	3/9/22							15,903 (5)			249,995
Perf Rest Stock	3/9/22	3/9/22				15,903	31,806	63,612				499,990
Nancy A. Walsh
Annual Bonus			81,955	327,818	655,636
Stock Options	3/9/22	3/9/22								8,802 (5)	15.72	74,993
Restricted Stock	3/9/22	3/9/22							4,770 (5)			74,984
Perf Rest Stock	3/9/22	3/9/22				4,771	9,541	19,082				149,985
Alice G. Givens
Annual Bonus			51,154	204,617	409,234
Stock Options	3/9/22	3/9/22								9,536 (5)	15.72	81,247
Restricted Stock	3/9/22	3/9/22							5,168 (5)			81,241
Perf Rest Stock	3/9/22	3/9/22				5,169	10,337	20,674				162,498
Matthew T. Argano
Annual Bonus			46,549	186,197	372,393
Stock Options	3/9/22	3/9/22								8,802 (5)	15.72	74,993
Restricted Stock	3/9/22	3/9/22							4,770 (5)			74,984
Perf Rest Stock	3/9/22	3/9/22				4,771	9,541	19,082				149,985
Douglas S. Clark, Jr.
Annual Bonus			46,324	185,297	370,594
Stock Options	3/9/22	3/9/22								5,868 (5)	15.72	49,995
Restricted Stock	3/9/22	3/9/22							3,180 (5)			49,990
Perf Rest Stock	3/9/22	3/9/22				3,181	6,361	12,722				99,995

45

		Award Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name/Award Type	Grant Date		Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Michael E. Dauberman
Annual Bonus			118,750	475,000	950,000
Stock Options	3/9/22	3/9/22								19,072 (5)	15.72	162,493
Restricted Stock	3/9/22	3/9/22							10,337 (5)			162,498
Perf Rest Stock	3/9/22	3/9/22				10,337	20,674	41,348				324,995

(1)

These amounts reflect the potential range of payments for 2022 under the Bonus Plan. The actual payments are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts reflect the threshold payments under the Bonus Plan, which are 25% of the Target Bonus.
(3)	The amounts reflect the greatest potential payments under the Bonus Plan, which are 200% of the Target Bonus.
(4)

The amounts reflect a range of the number of shares of performance-based restricted stock that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting three years from the date of grant of March 9, 2022. The amounts under Threshold reflect the threshold award under the restricted stock awards, which are 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the restricted stock awards, which are 200% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of performance stock awards, if any, at the end of the vesting period.

(5)	The grants provided for vesting in equal annual amounts on the first four-year anniversary dates following the date of grant of March 9, 2022.

46    2023 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth the outstanding equity awards as of the end of the 2022 fiscal year for each of our named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercisable Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)*

Charles E. Tyson	98,328(1)		-	19.49	8/3/2028
	8,964(2)		8,966(2)	9.80	2/28/2030
	13,804(3)		13,806(3)	10.00	6/1/2030
	4,699(4)		14,097(4)	23.55	3/5/2031
	-		29,342(5)	15.72	3/9/2032
						3,711(6)		20,856
						4,464(2)		25,088	17,857 (7)		100,356
						6,876(3)		38,643	27,500 (8)		154,550
						7,962(4)		44,746	21,231 (9)		119,318
						15,903(5)		89,375	31,806(10)		178,750
Nancy A. Walsh	64,654	(11)	-	8.59	11/11/2029
	8,068	(2)	-	9.80	2/28/2030
	1,644	(4)	-	23.55	3/5/2031

Alice G. Givens	3,982(12)		3,984(12)	28.16	11/4/2030

	1,409 (4)		4,230 (4)	23.55	3/5/2031

	-		9,536 (5)	15.72	3/9/2032

						2,220(12)		12,476

						2,388 (4)		13,421	6,369 (9)		35,794
						5,168 (5)		29,044	10,337(10)		58,094
Matthew T. Argano	5,264	(15)	5,266	21.30	8/7/2030
	939	(4)	2,820	23.55	3/5/2031
	-		8,802	15.72	3/9/2032
						2,934	(15)	16,489
						1,593	(4)	8,953	4,246	(9)	23,863
						4,770	(5)	26,807	9,541	(10)	53,620

47

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)

Douglas S. Clark, Jr.	4,315(13)	-	17.39	2/24/2027
	1,158(14)	-	23.31	3/2/2028
	2,151 (2)	2,152	9.80	2/28/2030
	2,106(15)	2,106	21.30	8/7/2030
	2,349 (4)	7,049	23.55	3/5/2031
	-	5,868	15.72	3/9/2032
					3,535 (6)	19,867
					1,072 (2)	6,025
					1,174(15)	6,598
					3,981 (4)	22,373
					3,180 (5)	17,872	6,361(10)	35,749
Michael E. Dauberman(16)	-	-	-	-	-	-	-	-

*The value listed is based on the closing price of the Company’s stock of $5.62 on December 30, 2022, the last trading day of the year.

(1)	The grants provided for vesting in equal amounts on the first three anniversary dates following the date of grant of August 3, 2018.
(2)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of February 28, 2020.
(3)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of June 1, 2020.
(4)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 5, 2021.
(5)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 9, 2022.
(6)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 21, 2019.
(7)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of February 28, 2020. Amounts presented assume target level performance.

(8)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of June 1, 2020. Amounts presented assume target level performance.

(9)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of March 5, 2021. Amounts presented assume target level performance.

(10)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of March 9, 2022. Amounts presented assume target level performance.

(11)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of November 11, 2019.
(12)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of November 4, 2020.

48    2023 PROXY STATEMENT

(13)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of February 24, 2017.
(14)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 2, 2018.
(15)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of August 7, 2020.
(16)	Mr. Dauberman resigned from the Company on September 2, 2022 and forfeited all equity awards at that time.

Option Exercises and Stock Vested for 2022

The following table provides information concerning the exercises of stock options and the vesting of restricted stock during the fiscal year 2022 on an aggregated basis for each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Charles E. Tyson	-	-	12,033	$176,888

Nancy A. Walsh	-	-	16,976	$172,575

Alice G. Givens	-	-	1,905	$20,612

Matthew T. Argano	-	-	1,997	$22,365

Douglas S. Clark, Jr.	-	-	6,132	$92,917

Michael E. Dauberman	-	-	-	-

Potential Payments Upon Termination or Change of Control

We have agreed to provide payments or other benefits to our named executive officers under certain scenarios related to a termination of employment. This section describes those payments and benefits and events that trigger them.

Severance Agreements with Charles E. Tyson, Alice G. Givens, Matthew T. Argano and Douglas S. Clark, Jr. We have entered into Severance Agreements with Messrs. Tyson, Argano, Clark and Ms. Givens. Under the terms of the Severance Agreements, if we terminate the executive’s employment other than for cause, death, or disability, or the executive terminates employment for good reason, in either case during the term of the Severance Agreement not in a change-in-control, the executive will be entitled to the following:

(i)	continuation of the executive’s annualized base salary upon termination for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months for the other executives;

(ii)	any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment;

(iii)	the pro-rated target bonus for the year of termination paid in a single lump sum on the date the bonus is typically paid; and

(iv)	continued medical insurance coverage for the executive and dependents for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months for the other executives following termination.

49

Under the terms of the Severance Agreements, if we terminate the executive’s employment other than for cause, death or disability, or the executive terminates employment for good reason inside a change-in-control period and the relevant change-in-control occurs, the executive will be entitled to the following:

(i)	Continuation of the executive’s annualized base salary and target bonus upon termination for twenty-four (24) months in the case of Mr. Tyson and eighteen (18) months for the other executives;

(ii)	any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment;

(iii)	the pro-rated target bonus for the year of termination paid in a single lump sum on the date the bonus is typically paid;

(iv)	continued medical insurance coverage for the executive and dependents for twenty-four (24) months in the case of Mr. Tyson and eighteen (18) months for the other executives following termination; and

(v)

accelerated vesting of all outstanding and unvested stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (at target) and other equity awards, and such stock options and stock appreciation rights shall remain outstanding and exercisable until the earlier of (A) the original expiration date or (B) the one-year anniversary following termination.

As a condition to the receipt of any compensation and other benefits under the Severance Agreements, the executive is required to enter into a confidential waiver and release agreement. Any breach by the executive of the terms of the executive’s Non-Compete Agreement will constitute a material breach of the Severance Agreement, resulting in the waiver or forfeiture of all rights to future payments and benefits under the Severance Agreement and the requirement that the executive reimburse us for any compensation and benefits previously received by the executive under the Severance Agreement.

The term of the Severance Agreements will automatically renew for successive one-year periods unless notice of non-renewal is given at least ninety (90) days prior by either party to the other; provided, however, that the Severance Agreements will be extended automatically during any change-in-control period.

The following table shows the value to our named executive officers of benefits provided assuming termination not in a change-in-control period as of December 31, 2022 (or, if inside a change-in-control period, where the change-in-control is not consummated). Ms. Walsh and Mr. Dauberman were not employed by the Company as of December 31, 2022 and are therefore not included in the tables below.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)	Benefit Policy ($)(2)	Total Value of Benefits Provided Upon Termination Outside a Change of Control ($)
Charles E. Tyson	2,317,500	17,856	76,508	2,411,864
Alice G. Givens	613,851	5,292	40,532	659,674
Matthew T. Argano	558,590	16,468	36,884	611,942
Douglas S. Clark, Jr.	555,891	4,452	36,704	597,047

(1)

Represents (i) annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months the case of Ms. Givens, Dr. Argano or Mr. Clark, beginning on the date of termination, (ii) any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment and (iii) the

50    2023 PROXY STATEMENT

target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with us during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment.

(2)	Amount represents accrued but unused PTO and assumes payout of maximum days allowable.

The following table shows the value to our named executive officers of benefits provided assuming termination and a change-in-control as of December 31, 2022.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)	Benefit Policy ($)(2)	Total Value of Stock Options or Award that may Accelerate Upon Change of Control ($)(3)	Total Value of Benefits Provided Upon Termination and Change of Control ($)
Charles E. Tyson	3,862,500	17,856	76,508	771,682	4,728,546
Alice G. Givens	1,125,393	7,937	40,532	148,829	1,322,692
Matthew T. Argano	1,024,082	24,702	36,884	129,732	1,215,401
Douglas S. Clark, Jr.	1,019,134	6,678	36,704	108,477	1,170,992

(1)

Represents (i) annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in the case of Mr. Tyson and eighteen (18) months in the case of Ms. Givens, Dr. Argano and Mr. Clark beginning on the date of termination, (ii) any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment and (iii) the target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with us during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment.

(2)	Amount represents accrued but unused PTO and assumes payout of maximum days allowable.
(3)

Upon change of control and the termination of the named executive officer’s employment with the Company (or any related company) for “good reason” or such termination is not a “termination for cause,” 100% of the unvested options or awards vest. Represents the value of unvested stock options and awards based on the closing price of our common stock on December 31, 2022, which was $5.62.

2022 NEO Resignations. Mr. Dauberman resigned from the Company effective September 2, 2022 and did not receive any payments under his Severance Agreement. All of his equity awards were forfeited and cancelled. In consideration of Mr. Dauberman’s execution of a Waiver and Release Agreement, the Company waived the obligation for Mr. Dauberman to repay the one-time sign-on cash bonus of $175,000 and the obligation to repay certain relocation expenses which were incurred pursuant to his offer letter and relocation expense agreement. The aggregate amount of repayment obligations that were waived was $226,431. Ms. Walsh resigned from the Company on December 9, 2022 and did not receive any payments under her Severance Agreement.

51

Pay Versus Performance
As required by, and in accordance with, Item 402(v) of Regulation
S-K,
we are providing the following information regarding pay versus performance. The disclosure does not necessarily reflect value actually realized or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For a further discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, refer to our Compensation Discussion & Analysis beginning on page 35.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (C. Tyson) ($)	Summary Compensation Table Total for PEO (D. Knowles) ($)	Compensation Actually Paid to PEO (C. Tyson)(1) ($)	Compensation Actually Paid to PEO (D. (Knowles)(1) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1) (2) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (Loss) ($ in 000s)	Net Sales ($ in 000s)
2022	$2,039,043	–	$266,060	–	$874,171	$197,741	$58	$138	$(12,081)	$1,110,679
2021	$2,174,088	–	$2,900,445	–	$962,233	$835,258	$175	$202	$41,698	$1,152,344
2020	$2,513,465	$1,562,834	$6,943,215	$(94,111)	$994,420	$2,836,051	$315	$142	$61,427	$1,097,702

(1)	See the Adjustments Table below for further detail on the adjustments made to the applicable Summary Compensation Table amounts to calculate Compensation Actually Paid.
(2)
For 2020,
non-PEO
NEOs include: Nancy A. Walsh, EVP, Chief Financial Officer, Christopher N. Thomsen, SVP, Chief Information Officer, Jennifer S. Bohaty, SVP, Chief Ethics & Compliance Officer, Matthew T. Argano, SVP, Chief Human Resources Officer, and M. Lee Reeve
s
, Former Chief Legal Officer and Corporate Secretary.

For 2021,
non-PEO
NEOs include: Nancy A. Walsh, EVP, Chief Financial Officer, Christopher N. Thomsen, SVP, Chief Information Officer, Alice G. Givens, SVP, Chief Legal Officer, and Douglas S. Clark, Jr., SVP, Merchandising & Supply Chain. For 2022,
non-PEO
NEOs include: Nancy A. Walsh, Former EVP, Chief Financial Officer, Alice G. Givens, SVP, Chief Legal, Ethics & Compliance Officer and Corporate Secretary, Matthew T. Argano, SVP, Chief Human Resources Officer, Douglas S. Clark, Jr., SVP, Merchandising & Supply Chain, and Michael E. Dauberman, Former EVP, Chief Growth Officer.
(3)	Reflects the S&P Retail Select Industry Index.
Adjustments Table*:

	2022		2021		2020
	PEO (C. Tyson)	Average Non-PEO NEOs	PEO (C. Tyson)	Average Non-PEO NEOs	PEO (C. Tyson)	PEO (D. Knowles)	Average Non-PEO NEOs
Summary Compensation Table Total	$2,039,043	$874,171	$2,174,088	$962,233	$2,513,465	$1,562,834	$994,420
Adjustments:
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY (A)	$(999,979)	$(354,975)	$(999,960)	$(274,970)	$(899,989)	-	$(267,990)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End (B)	$134,704	$22,224	$671,321	$149,957	$3,567,938	-	$908,827
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	-	-	-	-	-	-	-
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$171,952	$25,186	$1,788,000	$482,579	$1,476,177	-	$1,057,570
Increase/deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date (C)	$(73,852)	$(74,287)	$(733,004)	$(225,978)	$285,624	$(34,538)	$143,224
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$(1,006,517)	$(294,578)	-	$(258,564)	-	$(1,622,406)	-
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	-	-	-	-	-	-	-

52
2023 PROXY STATEMENT

	2022		2021		2020
	PEO (C. Tyson)	Average Non-PEO NEOs	PEO (C. Tyson)	Average Non-PEO NEOs	PEO (C. Tyson)	PEO (D. Knowles)	Average Non-PEO NEOs
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	-	-	-	-	-	-	-
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	-	-	-	-	-	-	-
Total Adjustments	$(1,773,693)	$(676,430)	$726,356	$(126,976)	$4,429,750	$(1,656,945)	$1,841,631
Compensation Actually Paid	$266,060	$197,741	$2,900,445	$835,258	$6,943,215	$(94,111)	$2,836,051
* This table presents the compensation actually paid calculations for the PEO and non-PEO
NEOs for each of the covered years presented in the Pay Versus Performance table.

(A)	The following Black Scholes Model Assumptions were used to grant the options on the respective grant dates as follows:

Black Scholes Model Assumptions

	2019	2020	2021	2022

Expected Term (years)	5.5	5.5	5.5	5.5

Expected Dividends	0	0	0	0

Volatility	55%	65%	65%	60%
Strike Price is the closing stock price on grant date.
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant, based on the expected term. Using www.federalreserve.gov, we obtained the treasury constant maturities for one, two, three, five, seven and ten years and extrapolated the rates for years four, six, eight and nine.

(B)
At 2019 fiscal year end, the PSA Projected Payout Percentages for 2018 and 2019 PSAs were 68%. At 2020 fiscal year end, the PSA Projected Payout Percentages were as follows: 2019 PSA-124% & 2020 PSA-129%. At 2021 fiscal year end, the PSA Projected Payout Percentages were as follows: 2020 PSA-130% & 2021 PSA-95%. At 2022 fiscal year end, the PSA Projected Payout Percentages for 2021 and 2022 were 0%.

(C)	The 2019 Performance Awards vested at a 124% payout in Fiscal 2021. The 2020 Performance Awards vested at a 0% payout in Fiscal 2022.
Tabular List of Financial Performance Measures
The following three financial performance measures, in our assessment, represent the most important performance measures we used to link the compensation actually paid amounts for our named executive officers (including the CEO) during our most recently completed fiscal year to Company performance.

Net Sales
Adjusted Operating Income (Loss)
Adjusted EBITDA
Relationship Between Pay and Performance
The following chart
s pr
esent a graphical comparison of executive compensation actuall
y p
aid (“CAP”) to the Chief Executive Officer and the average CAP to the other NEOs set forth in the Pay Versus Performance table above, as compared against the following performance me
asures:
the
Company’s (1) cumulative total shareholder return

53

(TSR), (2) peer group TSR, (3) net income, and (4) net sales. As presented, the following charts also compare the Company’s cumulative TSR and peer group TSR.
CAP versus TSR

CAP versus Net Income/Loss

54
2023 PROXY STATEMENT

CAP versus Net Sales

55

Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding pay ratios. Our pay ratio is a reasonable estimate and has been calculated in a manner consistent with SEC rules based on the methodology described below. For the year ended December 31, 2022:

•	The median of the annual total compensation of all of our associates (other than Mr. Tyson, our President and Chief Executive Officer) was $45,255;

•	The annual total compensation of Mr. Tyson was $2,039,043; and

•	Based on the information above, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all associates is 45 to 1.

The methodology that we used and the material assumptions, adjustments and estimates that we used to identify the median employee and then determine annual total compensation for 2022 were as follows:

Employee population. As of December 31, 2022, our employee population consisted of approximately 2,332 individuals, with 2,311 associates, representing approximately 99% of our total employee population, located in the United States and 21 associates, representing approximately 1% of our total employee population, located outside of the United States. Our employee population for purposes of identifying our median employee on December 31, 2022 was 2,311, using the de minimis adjustment permitted by the SEC rules to exclude 21 individuals located in China.

Identification of Median. To identify the median of the annual total compensation of all of our associates (other than Mr. Tyson), we reviewed the annual wages of each of our associates as reported on box 5 of their W-2 tax forms (the “reported compensation”). In making this calculation, we annualized the reported compensation of all permanent associates who were hired in the year ended December 31, 2022 but did not work for us for the entire year. We did not make any cost-of-living adjustments to the reported compensation in identifying the median employee. Using this methodology, we determined that our median employee was a full-time, hourly employee. With respect to this median employee, we then identified and calculated the elements of such employee’s compensation for the year ended December 31, 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $45,255.

Identification of Annual Total Compensation for our President and Chief Executive Officer. With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement for Mr. Tyson who was serving as our President and Chief Executive Officer on December 31, 2022 when we identified our median employee and who was compensated as an executive officer of the Company for all of 2022.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

56    2023 PROXY STATEMENT

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The following table sets forth information regarding ownership of our common stock by each person (or group of affiliated persons) known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock and the shares of common stock owned by each director, by each named executive officer, and all of our directors and executive officers as a group as of March 13, 2023. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

5% or Greater Owners
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	2,023,215	6.92%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	1,767,137	6.04%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	1,668,395	5.70%
Cowen Financial Products LLC(6) 599 Lexington Avenue New York, NY 10022	1,622,000	5.55%
Directors and Executive Officers
Matthew T. Argano(7)	20,427	*
Douglas S. Clark, Jr. (8)	38,689	*
Michael E. Dauberman	0	*
Alice G. Givens (9)	18,181	*
Terri Funk Graham	36,274	*
Kristian B. Lesher	0	*
David A. Levin	43,257	*
Douglas T. Moore	30,536	*
Joseph M. Nowicki	26,307	*
Ashish Parmar	27,221	*
Famous P. Rhodes	36,877	*
Martin F. Roper	163,309	*
Nancy M. Taylor	74,168	*
Charles E. Tyson(10)	203,152	*
Nancy A. Walsh	25,179	*
All executive officers and directors as a group (15 persons)	743,577	2.53%

*  Represents beneficial ownership of less than 1%.

57

(1)

Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock.

(2)

Based on 29,248,195 shares of the Company’s common stock outstanding as of March 13, 2023. In accordance with SEC rules, percent of class as of March 13, 2023 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares over which that person has the right to acquire beneficial ownership within 60 days of March 13, 2023.

(3)

According to a Schedule 13G/A filed with the SEC on January 6, 2023, BlackRock, Inc., through certain of its subsidiaries, has sole power to vote or direct the vote of 1,982,542 shares and sole power to dispose or to direct the disposition of 2,023,215 shares of the Company’s common stock. Relevant subsidiaries of BlackRock, Inc. that are persons described in Rule 13d-1(b) include: (i) BlackRock Advisors, LLC; (ii) Aperio Group, LLC; (iii) BlackRock Fund Advisors; (iv) BlackRock Institutional Trust Company, National Association; (v) BlackRock Financial Management, Inc.; (vi) BlackRock Investment Management LLC; (vii) BlackRock Asset Management Canada Limited.

(4)

According to a Schedule 13G/A filed with the SEC on March 10, 2023, jointly by T. Rowe Price Investment Management, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price Investment Management, Inc. has sole voting power over 545,293 shares and sole power to dispose or to direct the disposition of 1,767,137 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 1,221,844 shares and ceased to be the beneficial owner of more than five percent of the Company’s securities.

(5)

According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group (“Vanguard”), including through certain of its subsidiaries, has sole power to dispose or to direct the disposition of 1,641,825 shares, shared power to vote or direct the vote of 14,696 shares, and shared power to dispose or to direct the disposition of 26,570 shares of the Company’s common stock. Relevant subsidiaries of The Vanguard Group that are persons described in Rule 13d-1(b) include: (i) Vanguard Asset Management, Limited; (ii) Vanguard Fiduciary Trust Company; (iii) Vanguard Global Advisors, LLC; (iv) Vanguard Group (Ireland) Limited; (v) Vanguard Investments Australia Ltd; (vi) Vanguard Investments Canada Inc.; (vii) Vanguard Investments Hong Kong Limited; and (viii) Vanguard Investments UK, Limited.

(6)

According to a Schedule 13G/A filed with the SEC on January 23, 2023, Cowen Financial Products, LLC has sole voting power over 1,622,000 shares and sole power to dispose or to direct the disposition of 1,622,000 shares.

(7)

Including 9,343 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 13, 2023.

(8)

Including 18,267 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 13, 2023.

(9)

Including 5,391 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 13, 2023.

(10)

Including 142,311 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 13, 2023.

58    2023 PROXY STATEMENT

Proposal 4	Approval of Amendment to Declassify the Board of Directors

Background

Our Certificate of Incorporation currently provides for a classified Board of Directors consisting of three classes of directors, and that each class shall consist of one-third of the total number of directors constituting the entire Board of Directors, as nearly as equal in number as possible, with each class of directors serving staggered three-year terms. As a result, only one class of directors stands for election at each of the Company’s Annual Meetings of Stockholders, such that stockholders vote on and elect approximately one-third of the Board each year. At this Annual Meeting, we are asking stockholders to approve and adopt a proposal to amend and restate our Certificate of Incorporation to declassify our Board of Directors. If the amendment to declassify the Board of Directors (the “Declassification Amendment”) is approved, the declassification of our Board of Directors will be phased in so that beginning with the class of directors standing for election at the Company’s 2024 Annual Meeting of Stockholders, directors will be elected for shorter terms until the Board of Directors is fully declassified at the 2026 Annual Meeting of Stockholders.

The approval of the Declassification Amendment by the stockholders would not shorten the terms for any previously elected directors. This means that, even if the Declassification Amendment is approved by the stockholders, directors who were elected prior to the 2024 Annual Meeting of Stockholders would continue to hold office until the end of the terms for which they were elected and until their successors are duly elected and qualified. Accordingly, directors previously elected at the 2022 Annual Meeting of Stockholders would continue to have a term that expires at the 2025 Annual Meeting of Stockholders and directors elected at this Annual Meeting would continue to have a term that expires at the 2026 Annual Meeting of Stockholders. If the Declassification Amendment is approved by the stockholders, all directors will be elected on an annual basis beginning at the 2026 Annual Meeting of Stockholders.

In March 2023, our Board of Directors determined that the proposed amendment and restatement of the Certificate of Incorporation to declassify the Board of Directors is advisable and in the best interests of the Company, and unanimously approved the Declassification Amendment, subject to stockholder approval at the Annual Meeting.

Reasons for the Declassification Amendment

The Company is committed to reviewing and adopting corporate governance practices that are in the best interests of both the Company and our stockholders and has evaluated the Company’s classified board structure on numerous occasions to ensure that it is consistent with the best interests of the Company and its stockholders. Our Board of Directors recognizes that a classified structure may offer several advantages, such as promoting Board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and maximizing value for all of our stockholders. Our Board also recognizes many institutional investors believe that the election of directors is the primary means for stockholders to express their views on each director’s performance, influence corporate governance policies and hold the Board and management accountable for implementing these policies. Our Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and its

59

stockholders, subject to stockholder approval, to declassify the Board of Directors over a phase-in period commencing at our 2024 Annual Meeting of Stockholders.

Effect of the Declassification Amendment

If the Declassification Amendment is approved and adopted by our stockholders at this Annual Meeting, we will begin the phased transition to a declassified board structure beginning at our 2024 Annual Meeting of Stockholders. In accordance with the proposed Declassification Amendment, the transition will be phased in as follows:

●	If each of Messrs. Levin, Roper and Tyson, the Class II directors, are elected pursuant to Proposal 1 at this Annual Meeting, they will be elected to serve a three-year term expiring at our 2026 Annual Meeting of Stockholders.

●	Each of Messrs. Moore and Parmar and Ms. Taylor would continue to serve as Class III directors for a term expiring at our 2024 Annual Meeting of Stockholders. At our 2024 Annual Meeting of Stockholders, each of these individuals and any other individual(s) nominated by our Board of Directors to serve as a director in such class would stand for election to serve a two-year term.

●	Each of Messrs. Nowicki, Rhodes and Ms. Graham would continue to serve as Class I directors for a term expiring at our 2025 Annual Meeting of Stockholders. At our 2025 Annual Meeting of Stockholders, each of these individuals and any other individual(s) nominated by our Board of Directors to serve as a director in such class would stand for election to serve a one-year term.

●	Commencing with the election of directors at our 2026 Annual Meeting of Stockholders and at each annual meeting thereafter, the Board of Directors shall no longer be classified, and all directors would be elected to serve one-year terms.

Until the election of directors at the 2026 Annual Meeting of Stockholders, the Board of Directors will be deemed classified and any director elected to fill a newly created directorship or vacancy would serve for the remainder of the full term of the class of directors for which the newly created directorship was created or the vacancy occurred.

In addition, if the Declassification Amendment is approved and adopted by our stockholders, from and after the 2026 Annual Meeting of Stockholders, stockholders will be able to remove a director with or without cause by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company. Any director elected prior to the 2026 Annual Meeting of Stockholders and any director appointed to fill a vacancy prior to the 2026 Annual Meeting of Stockholders may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company.

The Declassification Amendment is set forth in Annex A, with deletions indicated by strikeouts and additions indicated by underlining. The foregoing description of the Declassification Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Declassification Amendment attached as Annex A.

60    2023 PROXY STATEMENT

 Effective Date of Declassification Amendment

If stockholders approve and adopt the Declassification Amendment, it will become effective upon the filing of the proposed Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to file promptly after the requisite vote for this Proposal 4 is obtained at the Annual Meeting.

 Reservation of Right to Abandon Declassification Amendment

Our Board reserves the right to not proceed with the Declassification Amendment and to abandon the Declassification Amendment without further action by our stockholders at any time before the effectiveness of the filing of the Declassification Amendment with the Secretary of State of the State of Delaware, even if the Declassification Amendment is adopted and approved by our stockholders at the Annual Meeting. If the Board elects to abandon the Declassification Amendment, the declassification of the Board of Directors will not be effected and our Board of Directors will remain classified.

 Impact if the Declassification Amendment is not Adopted

If the Declassification Amendment is not approved and adopted by our stockholders, our Certificate of Incorporation will not be amended as set forth above and our Board of Directors will continue to be classified with directors serving staggered terms. In addition, directors will continue to be removable by stockholders only for cause.

The Board of Directors unanimously recommends a vote FOR the amendment to our Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

61

Proposal 5	Approval of the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan

In March 2023, our Board of Directors adopted the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan (the “2023 ECP”), subject to approval by our stockholders at the 2023 Annual Meeting.

We have the Lumber Liquidators Holdings, Inc. Amended and Restated 2011 Equity Compensation Plan (the “2011 ECP”) in place as of the date of this Proxy Statement, and as of December 31, 2022, there were 1,502,692 shares of our common stock available for issuance under the 2011 ECP. We expect to utilize an additional approximately 1,243,104 shares of common stock under the 2011 ECP through the date of the 2023 Annual Meeting, which will result in approximately 259,588 shares of common stock available for issuance as of the date of the 2023 Annual Meeting. Subject to approval of the 2023 ECP by stockholders, the 2023 ECP will replace the 2011 ECP for grants of awards made after the 2023 Annual Meeting, which will also increase the number of shares authorized for issuance pursuant to our equity-based compensation plans.

The 2023 ECP is a critical part of the Company’s overall compensation program and is intended to promote the interests of the Company and its stockholders by providing the Company’s employees, non-employee directors, and other individual service providers of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The 2023 ECP is designed to meet these objectives by providing such employees, non-employee directors and other individual service providers with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

  Alignment of 2023 ECP with Stockholders’ Interests

The 2023 ECP is designed to reinforce the alignment of our equity compensation opportunities for employees, non-employee directors and other individual service providers with stockholders’ interests and, as highlighted below, includes a number of provisions that we believe are consistent with good compensation practices.

●	No Discounted Stock Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

●	No Repricings/Cash Buyouts without Stockholder Approval. The 2023 ECP prohibits, without stockholder approval, a stock option or a stock appreciation right from being repurchased for cash at a time when the exercise or strike price, as applicable, is equal to or greater than the fair market value of the underlying shares. The 2023 ECP also prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the stock option or stock appreciation right.

●	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2023 ECP can be automatically replenished.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

62    2023 PROXY STATEMENT

●	No Automatic Grants. The 2023 ECP does not provide for “reload” or other automatic grants to participants.

●	No Tax Gross-ups. The 2023 ECP does not provide for any tax gross-ups.

●	Compensation Recovery (“Clawback”). The 2023 ECP provides that the Company is entitled, to the extent permitted or required by applicable law, Company policy (including our Clawback Policy), or the requirements of any national securities exchange on which the Company’s shares are listed for trading, to claw back compensation paid by the Company to a participant under the 2023 ECP.

●	No Liberal Share Recycling. Shares of our common stock used to pay the exercise price (whether through actual or constructive transfer) or tax withholding requirements related to any award granted under the 2023 ECP may not be regranted, issued, or transferred under the 2023 ECP.

●	Minimum Vesting Period. 95% of the shares of our common stock issued pursuant to an equity award granted under the 2023 ECP will be subject to a minimum one-year vesting requirement. Additionally, for each Award whose grant, vesting or payment is subject to the achievement of performance measures, the Compensation Committee shall determine the length of the measurement or performance period applicable to each such Award; provided, however, that no such performance period shall be less than one year.

Share Reserve

As of March 14, 2023, there were 30,599,723 shares of common stock outstanding. As of March 14, 2023, there were options to purchase an aggregate of 567,689 shares of common stock outstanding under the 2011 ECP at a weighted-average exercise price of  $18.16 per share and a weighted-average remaining term of 6.90 years. As of March 14, 2023, there were 257,672 outstanding restricted share units, 1,783,057 outstanding restricted shares and 161,319 outstanding performance share units. As of March 14, 2023, there were 259,588 shares of common stock reserved for future issuance under the 2011 ECP, which is our only plan under which equity awards can currently be made to employees and non-employee directors. As of March 14, 2023, the closing price of a share of our common stock was $3.85.

Our Board and Compensation Committee carefully considered our compensation needs as well as our historical equity compensation practices in drafting the 2023 ECP and determining the number of shares to be reserved under the 2023 ECP. This analysis included reviewing our past equity compensation practices and assessing the number of shares likely to be needed for future grants, with our independent compensation consultants assisting in the analysis. In making the recommendation to approve the 2023 ECP, we considered a number of factors, including:

Importance of Long-Term Equity Incentives.    Long-term equity incentives are an important component of our executive compensation program, motivating executives to make decisions that focus on creating long-term value for stockholders, aligning executives’ interests with the interests of stockholders and serving as an effective employment recruitment and retention tool. We consider our ability to have the capacity to provide long-term equity incentives to be critical to our success in those respects. If we do not authorize the issuance of additional shares at the Annual Meeting, it would limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

63

Historical Burn Rate.    We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of our analysis when considering the proposed plan, we considered the 2011 ECP’s “burn rate,” or the number of shares subject to equity awards granted since our initial public offering in November 2007, divided by the weighted average number of shares outstanding for that period. We also considered that since 2015 we made multiple new hires and promotions to our senior leadership team and implemented a retention program for our employees. In connection with these initiatives, we made equity grants from the 2011 ECP. We believe these initiatives were necessary to position the Company for long-term success and critical to the development and strength of our senior management team to attract the experience and talent to further implement our strategy.

Dilution and Overhang.    Our potential dilution, or “overhang,” from outstanding awards and shares available for future awards under the 2011 ECP is approximately 9.9 percent. This percentage is calculated on a fully diluted basis, based on the total shares underlying outstanding stock-based awards (2,769,737), the shares available for future awards under the 2011 ECP (259,588) and the total shares of Company common stock outstanding as of March 14, 2023 (30,599,723). On our record date of March 13, 2023, there were 29,248,195 total shares of company common stock outstanding. We are also providing the number of shares outstanding on the following day, March 14, 2023, to reflect the number of shares outstanding following our regular annual equity grant, which occurred on that date.

Expected Duration.    Based on our past practices, we expect that the shares available for future awards, including the additional shares if this proposal is approved by our stockholders, will be sufficient for currently-anticipated awards under the 2023 ECP for the foreseeable future. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity; the future performance of our stock price; the need for future retention initiatives; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. If, however, the stockholders do not approve this proposal to adopt the 2023 ECP, there may not be a sufficient number of shares of our common stock available to achieve our recruiting and retention objectives.

Summary of Terms of the 2023 ECP

The principal features of the 2023 ECP are described below. This summary is qualified in its entirety by reference to the full text of the 2023 ECP, a copy of which is attached as Annex B to this Proxy Statement and incorporated in this Proxy Statement by reference. Please refer to Annex B for more information.

Term

Awards under the 2023 ECP may be granted for a term of ten years following the date that stockholders approve the 2023 ECP at the 2023 Annual Meeting.

Administration

The 2023 ECP is administered by our Board of Directors, the Compensation Committee of our Board of Directors, or such other committee as designated by our Board of Directors (the “Committee”). Among the Committee’s powers under the 2023 ECP is the power to determine those employees who will be granted awards and the amount, type, and other terms and conditions of awards. The Committee may also prescribe agreements

64    2023 PROXY STATEMENT

evidencing or settling the terms of any awards, and any amendments thereto; grant awards alone or in addition to, in tandem with, or in substitution or exchange for (subject to restrictions on repricing stock options and stock appreciation rights, as described below), any other award, any award granted under the 2011 ECP or that of any business entity we are acquiring, or any other right of the plan participant to receive payment from us.

The Committee may delegate its powers and responsibilities under the 2023 ECP, in writing, to a sub-committee of our Board of Directors, or delegate certain administration powers (not including the grant of awards) over the plan to one or more of our officers or employees.

The Committee has discretionary authority to interpret and construe any and all provisions of the 2023 ECP and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the 2023 ECP as it deems appropriate. Decisions of the Committee will be final, binding, and conclusive on all parties.

On or after the date of grant of any award, the Committee may accelerate the date on which any award becomes vested, exercisable, or transferable, provided that 95% of the shares underlying any stock-settled award must have a vesting period of at least one year from the date of grant. The Committee may also extend the term of any such award (including the period following a termination of a participant’s employment during which any such award may remain outstanding); waive any conditions to the vesting, exercisability, or transferability of any such award; grant other awards in addition to, in tandem with, or in substitution or exchange for any award granted under the 2023 ECP, the 2011 ECP, or any equity compensation plan of any business entity we are acquiring (subject to restrictions on repricing stock options and stock appreciation rights, as described below); or provide for the payment of dividends or dividend equivalents with respect to any such award (provided, however, that no dividend equivalents shall be paid on any Award until such time as the underlying Award has vested). The Committee does not have the authority and may not take any such action described in this section to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

With certain exceptions, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding option or stock appreciation right, (ii) grant a new option or stock appreciation right in substitution for, or upon the cancellation of, any previously granted option or stock appreciation right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any option or stock appreciation right for common stock, cash or other consideration when the exercise price or grant price per share of common stock under such option or stock appreciation right exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an option or stock appreciation right under the applicable listing standards of the national securities exchange on which the common stock is listed (if any).

Shares Available for Issuance

●	Available Shares. The aggregate number of shares of our common stock which may be issued under the 2023 ECP may not exceed the sum of:

(1)	1,750,000 shares,

(2)	the number of shares that remain available for issuance under the 2011 ECP as of May 10, 2023, and

(3)

the number of shares subject to outstanding awards under the 2011 ECP that may become available if the underlying awards expire, are forfeited, cancelled, or terminated, are settled for cash, or otherwise become available in accordance with the terms of such plan.

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●	Incentive Stock Options. The number of shares that may be covered by incentive stock options under the 2023 ECP may not exceed 1,750,000 shares in the aggregate.

●	The shares to be delivered under the 2023 ECP may be authorized and unissued shares or shares held in or acquired for our treasury, or both.

In general, if Awards under the 2023 ECP expire or are forfeited, cancelled, or terminated without the issuance of shares, or are settled for cash in lieu of shares, or are exchanged for an Award not involving shares, the shares covered by such Awards will again become available for the grant of Awards under the 2023 ECP. However, if the exercise price or tax withholding requirements related to any Award under the 2023 ECP are satisfied through our withholding of shares otherwise then deliverable in respect of an Award or through actual or constructive transfer to us of shares already owned, the number of shares equal to such withheld or transferred shares, as applicable, will no longer be available for issuance under the 2023 ECP.

Shares covered by Awards granted pursuant to the 2023 ECP in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based Awards in the context of a corporate acquisition or merger will not count as issued under the 2023 ECP.

Individual Employee and Other Individual Service Provider Share Limits Per Fiscal Year under the 2023 ECP

●	Options or Stock Appreciation Rights. 1,750,000 shares.

●	Awards (other than Options or Stock Appreciation Rights). 1,750,000 shares.

Individual Limits on Cash Incentive Awards

●	Cash Incentive Awards. The amount payable in respect of a cash incentive award granted to any participant in a single fiscal year that is subject to performance-based vesting may not exceed $5,000,000.

Non-Employee Director Share Limits Per Fiscal Year under the 2023 ECP

●	Annual Grant. No Non-Employee Director may be granted, in a single fiscal year, Awards, in the aggregate, with a grant date fair value, that when taken together with any cash compensation otherwise payable to such Non-Employee Director, is in excess of $750,000; provided, however, that for any calendar year in which a Non-Employee Director first commences service on the Board, or serves on a special committee of the Board, or serves as lead director or chairman of the Board, such dollar limit shall be $1,000,000.

Eligibility for Participation

The individuals eligible to receive awards under the 2023 ECP are our employees (including prospective employees who have been offered employment) and those of our subsidiaries, and other individual service providers, and non-employee directors of the Company, as selected by the Committee.

66    2023 PROXY STATEMENT

As of December 31, 2022, approximately 650 employees, 0 individual service providers, and 8 non-employee directors would be eligible to participate in the 2023 ECP. During 2022, a total of approximately 641 individuals received awards under the 2011 ECP.

Cash Incentive Awards

The Committee may grant cash incentive awards. Cash incentive awards may be settled in cash or in other property, including shares of our common stock.

Stock Options

The Committee may grant non-qualified stock options and incentive stock options to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Additionally, with respect to “incentive stock options” (within the meaning of Section 422 of the Code), the aggregate fair market value of shares with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under the 2023 ECP or any of our other stock option plans may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the incentive stock options granted to such participant, to the extent and in the order required by regulations, automatically will be deemed to be non-qualified stock options, but all other terms and provisions of such option will remain unchanged. No incentive stock option may be granted to a 10% stockholder unless the exercise price of the option is at least 110% of the fair market value of a share of common stock at the time such incentive stock option is granted and such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Other Stock-Based Awards

The Committee may grant other stock, stock-based, or stock-related awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of our common stock to the participant, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of our common stock that is specified at the time of the grant of such award.

Performance-Based Compensation, Performance Goals and Measures

The Committee may grant performance-based compensation to a participant payable upon the attainment of specific performance goals. The performance goals may include any one or more of the following, including in combination: (a) earnings (including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization (EBITDA), or extraordinary or non-recurring items) or book value per share

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(which may exclude nonrecurring items) or net earnings; (b) pre-tax income, net income, net operating income, or after-tax income; (c) earnings per share (basic or diluted); (d) sales (net or gross), sales growth or rate of sales growth; (e) operating profit or gross profit; (f) revenue, revenue growth or rate of revenue growth; (g) operating margin, gross margin, cash margin, or adjusted pre-tax margin; (h) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), return on sales, or return on equity; (i) returns on sales or revenues; (j) financial ratios (including those measuring liquidity, activity, profitability or leverage); (k) reduction of losses, loss ratios or expense ratios; (l) expense or cost levels; (m) reduction in fixed costs; (n) operating costs and expenses; (o) cost of capital or assets under management; (p) value of assets; (q) financing and other capital raising transactions; (r) stock price performance; (s) cash levels, cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (t) dividends; (u) implementation or completion of critical projects or processes; (v) economic value added or created; (w) working capital; (x) stock price or total stockholder return; (y) cost targets, reductions and savings, productivity and efficiencies; (z) debt reduction, debt leverage (debt to capital) or net debt to EBITDA; (aa) selling, general and administrative expenses; (bb) stockholders’ equity; (cc) comparable store sales; (dd) performance of non-comparable stores; (ee) sales per store; (ff) store openings; (gg) aggregate product price and other product measures; (hh) merchandise inventory levels (including per store); (ii) inventory shrinkage; (jj) average sales ticket; (kk) inventory turnover; (ll) advertising efficiencies and returns (including advertising expense to sales percentage); (mm) customer traffic, satisfaction or growth; (nn) occupancy costs (including per square foot of leased premises and as a percentage of sales); (oo) market share; (pp) market capitalization; (qq) market penetration, (rr) geographic business expansion, (ss) supervision of litigation, (tt) information technology, (uu) goals relating to acquisitions, divestitures, joint ventures and similar transactions, (vv) budget comparisons; (ww) human resources and personnel objectives (including recruiting and maintaining personnel, employee diversity goals, employee satisfaction and human resources management); (xx) productivity improvements; (yy) personal professional objectives (including any performance criteria set forth in this Section 1.18, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions); (zz) funds from operations (FFO) or funds available for distribution (FAD); or (aaa) total enterprise value, or such other measures as the Committee may determine from time to time.

Performance goals may relate to individual performance, company performance, or business unit performance.

In addition, any performance measure may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or a subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate.

The Committee may, subject to the terms of the 2023 ECP, amend previously granted awards whose grant, vesting, or payment is subject to performance-based measures. For each Award whose grant, vesting or payment is subject to the achievement of performance measures, the Committee shall determine the length of the measurement or performance period applicable to each such Award; provided, however, that no such performance period shall be less than one year.

68    2023 PROXY STATEMENT

Stockholder Rights

No person will have any rights as a stockholder with respect to any shares of our common stock covered by or relating to any award granted pursuant to the 2023 ECP until the date of the issuance of such shares on our books and records.

Amendment and Termination

Notwithstanding any other provision of the 2023 ECP, our Board of Directors may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a national securities exchange requires stockholder approval for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval.

Separation from Service

The 2023 ECP provides that each award agreement shall set forth the effect of a participant’s termination of employment on any outstanding awards. Such provisions shall be determined in the sole discretion of the Committee. Generally, termination of employment shall mean a separation from service within the meaning of Section 409A of the Code, unless the participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. Subject to Section 409A of the Code and unless otherwise determined by the Committee, (i) a participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of employment for purposes of the 2023 ECP and (ii) a participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of employment for purposes of the 2023 ECP.

Adjustment Upon Certain Changes

In the event of any change in the number of shares of common stock outstanding, any increase or decrease in the number of issued shares, or certain mergers, the Committee shall, to the extent deemed appropriate by the Committee, adjust outstanding awards and the exercise price per share of each such award.

In the event of certain other transactions, the Committee shall have the power to cancel each award and pay to the participant to whom such award was granted an amount in cash or other property, for each share of common stock subject to such award, equal to the value, as determined by the Committee in its reasonable discretion, of such award, and provide for the exchange of each such award.

In the event of any change in the capitalization of the Company or other corporate change, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to awards outstanding on the date on which such change occurs and in such other terms of such awards as the Committee may consider appropriate.

In the event of any transaction or event described in this section, the Committee may make such adjustments in the terms and conditions of any Cash Incentive Awards.

Except as expressly provided in the 2023 ECP or any award agreement, no participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend

69

equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.

Transferability

Awards granted under the 2023 ECP are generally nontransferable (other than by will or the laws of descent and distribution), except that awards (other than incentive stock options and tandem stock appreciation rights) may be transferred during the lifetime of the participant, and may be exercised by these transferees during the lifetime of the participant, but only to the extent the transfers are permitted by the Committee.

Change in Control

The Committee may include in an Award Agreement provisions relating to a Change in Control, including without limitation in regard to acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award, provided that, in addition to any other conditions provided for in the Award Agreement with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provides for an accelerated payment in connection with a Change in Control (whether or not in conjunction with a termination of employment), “Change in Control” shall mean a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation” within the meaning of Section 409A of the Code for purposes of such accelerated payment provision.

Clawback

The Company will be entitled, to the extent permitted or required by applicable law, Company policy, including without limitation the Clawback Policy and/or the requirements of an exchange on which the Company’s shares of common stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the 2023 ECP and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

New Plan Benefits

The future benefits that will be awarded or paid under the 2023 ECP are not currently determinable. Awards granted under the 2023 ECP are within the discretion of the Compensation Committee and future awards and the individuals who may receive them have not been determined. The following table sets forth the awards granted under the 2011 ECP during fiscal 2022:

70    2023 PROXY STATEMENT

Name and Position	Value ($)	Stock Option (#)	Restricted Stock (#)	Performance Restricted Stock (#)
Named Executive Officers:
Charles E. Tyson	999,979	29,342	15,903	31,806
Nancy A. Walsh	299,962	8,802	4,770	9,541
Alice G. Givens	324,985	9,536	5,168	10,337
Matthew T. Argano	299,962	8,802	4,770	9,541
Douglas S. Clark, Jr.	199,980	5,868	3,180	6,361
Michael E. Dauberman	649,986	19,072	10,337	20,674
All Current Executive Officers as a Group	1,824,906	53,548	29,021	58,045
All Current Non-Employee Directors as a Group	799,932	-	72,655	-
All Other Employees as a Group	6,648,012	200,322	331,956	36,576

The last reported closing price of our common stock as reported by the NYSE on March 14, 2023 was $3.85 per share.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of the Awards to be made under the 2023 ECP based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2023 ECP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options

Nonqualified stock options granted under the 2023 ECP are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the exercise date. The Company generally will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Incentive Stock Options

An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of the common stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the common stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

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In addition, if the employee sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the stock on the date of exercise. The Company will be entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

There are no immediate federal income tax consequences to a participant when a stock appreciation right is granted. Instead, the participant realizes ordinary income upon exercise of a stock appreciation right in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of common stock received. The Company will be entitled to deduct the same amount as a business expense for the year of exercise, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock award, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding tax deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding tax deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock-Based Awards

The grant, exercise or settlement of other stock-based awards granted under the 2023 ECP may be taxable based on the specific terms and conditions of such Awards.

72    2023 PROXY STATEMENT

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a public company’s federal income tax deduction for compensation paid to certain senior executives. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to us.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2023 ECP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2023 ECP.

The Board of Directors recommends a vote FOR the approval of the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, with respect to compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity Compensation Plans Approved by Security Holders

2007 Equity Compensation Plan(1)(2)	–		–		–

Amended and Restated 2011 Equity Compensation Plan(1)(4)	1,648,998	(5)	17.36	(3)	1,502,692

Equity Compensation Plans Not Approved by Security Holders	–		–		–

Total	1,648,998	(5)	17.36	(3)	1,502,692
(1)

In 2019, the Board adopted, and the stockholders approved, the 2011 Equity Compensation Plan, as Amended & Restated March 7, 2019 (the “2011 Plan”) to amend and restate the previous version of the 2011 Plan, as amended and restated (the “Previous 2011 Plan”). In 2016, the Board adopted, and the stockholders approved, the Previous 2011 Plan to amend and restate the original version of the 2011 Plan (the “Original 2011 Plan”). In 2011, the Board adopted, and the stockholders approved, the Original 2011 Plan to succeed the 2007 Equity Compensation Plan (the “2007 Plan”). As a result, no further awards will be granted under the 2007 Plan.

(2)	The 2007 Plan permitted the grant of non-qualified and incentive stock options and other stock-based awards to our associates, non-employee directors and other service providers.
(3)	Weighted average exercise price of outstanding options; excludes restricted stock awards.
(4)

The 2011 Plan permits the grant of non-qualified and incentive stock options and other stock-based awards, including, without limitation, restricted stock, restricted stock units, unrestricted stock awards and stock appreciation rights, to our associates, non-employee directors and other service providers. Award grants prior to November 2, 2017 may have been

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made with the intention of qualifying such awards under the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation exempt from the $1 million deduction limit (prior to its repeal by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”)). The 2011 Plan is administered by our Compensation Committee. There are 7,800,000 shares of our common stock authorized for issuance, subject to adjustment and reduced by (i) any shares that have been issued under the 2007 Plan, the Previous 2011 Plan, and the Original 2011 Plan, and (ii) any shares that are subject to outstanding awards under the 2007 Plan, the Previous 2011 Plan and the Original 2011 Plan that have not been forfeited or cancelled. The maximum aggregate number of shares of Common Stock that may be issued under the 2011 Plan is 1,750,000 shares of Common Stock, plus the number of shares of Common Stock available for grant under the Previous 2011 Plan immediately prior to the 2011 Plan’s approval.

(5)	Includes stock options to purchase 723,776 shares and 925,222 unvested shares of restricted stock and restricted stock units.

Proposal 6	Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023. We are asking the stockholders to ratify this selection.

Under its charter, the Audit Committee is responsible for the appointment, retention, compensation, evaluation, and termination of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance, and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Under its charter, the Audit Committee assures the regular rotation of the lead audit partner as required by law.

If our stockholders fail to ratify the selection of Ernst & Young, the Audit Committee and our Board will consider whether to retain Ernst & Young and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interest.

The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of the independent registered public accounting firm.

The Board of Directors recommends a vote FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

74    2023 PROXY STATEMENT

AUDIT INFORMATION

Ernst & Young served as our independent registered public accounting firm for the years ended December 31, 2021 and 2022. Representatives of Ernst & Young are expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders and have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Registered Public Accounting Firm

The following information is furnished with respect to the fees billed by our independent registered public accounting firm for each of the last two fiscal years:

	2022	2021

Audit Fees	$1,162,000	$1,081,500
Audit-Related Fees	$1,375	$2,200
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,163,375	$1,083,700

Audit fees

The aggregate amount of fees billed to us by Ernst & Young for each of the last two fiscal years for professional services rendered in connection with the audits of our annual consolidated financial statements and our international subsidiaries, the reviews of the consolidated financial statements for the fiscal quarters during the year and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with auditing standards.

Audit-Related fees

The aggregate amount of fees billed to us by Ernst & Young in each of the last two fiscal years for professional services rendered in connection with accounting consultations, principally related to an accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has determined that Ernst & Young’s rendering of all non-audit services is compatible with maintaining auditor independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations projects. Each category is approved subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its Chairperson. The Chairperson must report any decisions to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young during 2021 and 2022 were pre-approved.

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Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter reflects the applicable requirements of the Sarbanes-Oxley Act of 2002, the SEC, and the NYSE. Each member of the Audit Committee is independent in accordance with the applicable rules of the NYSE and the SEC.

The Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm, Ernst & Young LLP:

•	Quarterly and year-end results reflected in consolidated financial statements and reports, prior to public disclosure.

•	Our disclosure controls and procedures, including internal control over financial reporting.

•	The independence of our registered public accounting firm.

•

Management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee routinely meets with our internal auditors and independent registered public accounting firm, with and without management present.

The Audit Committee has oversight responsibilities only, and it is not acting as an expert in accounting or auditing. The Audit Committee relies without independent verification on the information provided to its members and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit of our consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards set forth by the Public Company Accounting Oversight Board (“PCAOB”).

Management has the primary responsibility for the preparation of our consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the Audit Committee that our 2022 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements established by the PCAOB and the SEC, including PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” which included, among other things, a review of significant accounting policies, their application and estimates, and the independent registered public accounting firm’s judgment about our internal controls and the quality of our accounting practices.

The Audit Committee has received from the independent registered public accounting firm written disclosures required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

76    2023 PROXY STATEMENT

Relying on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE

Joseph M. Nowicki, Chairperson

David A. Levin

Ashish Parmar

Martin F. Roper

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ADDITIONAL INFORMATION

Deadlines for Submission of Stockholder Proposals & Director Nominations

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2024 may do so by following the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received at our principal executive offices on or before December 5, 2023 (unless the date of the Annual Meeting of Stockholders to be held in 2024 is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2023 Annual Meeting of Stockholders, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials for the Annual Meeting of Stockholders to be held in 2024).

If a stockholder wishes to present a proposal at the Annual Meeting of Stockholders to be held in 2024 but does not wish to have it included in our proxy materials for that meeting, the stockholder may follow the procedures in our Bylaws. In that instance, the proposal: (1) must be received by us between November 5, 2023 and December 5, 2023 (unless the date of the Annual Meeting of Stockholders to be held in 2024 is changed by more than 30 days from the anniversary date of the 2023 Annual Meeting of Stockholders, in which case the proposal must be received not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made), (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under our Certificate of Incorporation and Bylaws, and (4) must be submitted in a manner that is consistent with the submission requirements provided in our Bylaws.

If a stockholder wishes to nominate a person for election to our Board at the Annual Meeting of Stockholders to be held in 2024, the stockholder may follow the advance notice procedures in our Bylaws. In that instance, the nomination must be received by us between November 5, 2023 and December 5, 2023 (unless the date of the Annual Meeting of Stockholders to be held in 2024 is changed by more than 30 days from the anniversary date of the 2023 Annual Meeting of Stockholders, in which case the proposal must be received not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made) and must include the information required by our Bylaws as summarized above under “Corporate Governance—Committees of the Board—Nominating and Corporate Governance Committee.” In addition, a stockholder who intends to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.

Any such nominations or proposals should be sent to Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Availability of Annual Report on Form 10-K

A copy of an Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for our most recent fiscal year, may be found on our website, https://investors.llflooring.com. In addition, we will provide each beneficial owner of our securities with a copy of the Annual Report without

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charge, upon receipt of a written request from such person. Such request should be sent to the Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor be “filed” with the SEC or, in addition to the information included under the section entitled “Pay Versus Performance”, be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Questions and Answers About the Annual Meeting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2023 Annual Meeting of Stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 13, 2023 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 13, 2023 are entitled to notice of and to vote at the Annual Meeting. On that date, we had outstanding and entitled to vote 29,248,195 shares of common stock, $0.001 par value per share. Each outstanding share of our common stock entitles the record holder to one vote on each matter.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other similar organization, you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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How do I vote?

Stockholders may vote in any of the following four ways – by internet, by telephone, live at the Annual Meeting or, if you requested printed copies of the proxy materials, by signing, dating, and mailing the proxy card you receive in the envelope provided. You need only vote in one way (e.g., if you vote by internet or telephone, you need not return the proxy card). We encourage you to vote in advance to ensure your vote will be represented at the Annual Meeting.

Voting by Mail. If you are a stockholder of record that received a printed copy of the proxy card, you may vote by signing, dating, and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “for” the election of each director nominee on Proposal 1, “for” Proposals 2, 4, 5 and 6 and “for one year” for proposal 3. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, and on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares in street name, you should complete, sign and date the voting instruction card provided to you by your bank, broker, or other nominee.

Voting on the Internet or by Telephone. If you are a stockholder of record, detailed instructions for internet and telephone voting are attached to your proxy card. Your internet or telephone vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card by mail. Except as noted below, if you are a stockholder of record and you vote on the internet or by telephone, your vote must be received by 11:59 p.m. EDT on May 9, 2023. If you hold shares in street name, you may be able to vote on the internet or by telephone as permitted by your bank, broker, or other nominee.

Voting Live. All stockholders may vote live at the Annual Meeting. Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (804) 420-9801. If your shares are held by a bank, broker, or other holder of record (commonly referred to as registered in “street name”), you are considered a beneficial owner of those shares rather than a stockholder of record. In that case, you must present proof of your beneficial ownership of our common stock, such as a recent bank or brokerage statement, for admission to the Annual Meeting.

What happens if I hold shares in street name and I do not give voting instructions?

If you hold shares in street name and do not provide your broker with specific voting instructions, under the rules of the NYSE, your bank, broker or other nominee may vote your shares of common stock in its discretion on “routine” matters. However, NYSE rules do not permit your bank, broker, or other nominees to vote your shares of common stock on proposals that are not considered routine. Proposals 1, 2, 3, 4 and 5 are considered non-routine matters. Therefore, if you do not instruct your bank, broker, or other nominees how to vote on Proposals 1, 2, 3, 4 and 5, your bank, broker or other nominee does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 6 is considered a routine matter and, therefore, your bank, broker or other nominees may vote your shares on this proposal according to its discretion.

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Who tabulates the votes?

Our inspector of elections will tabulate the votes cast by each proxy and in person at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is present either in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld for director nominees will count as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Election of Directors (Proposal 1). For the election of directors, votes may be cast in favor, against or withheld. If a quorum is present, such election will be decided by plurality of the votes cast at the Annual Meeting, either in person or by proxy; provided, however, that any director so elected who does not receive an affirmative vote of the majority of the votes cast by shares entitled to vote in the election shall submit his/her resignation to the Board. The Board is not legally obligated to accept such resignation, can take other factors into consideration, including but not limited to, the individual’s history on the Board, relevant outside work experience, knowledge of industry, and knowledge of regulatory requirements, and choose to retain the director. Therefore, broker non-votes, votes cast against and withheld shares will have no effect on the outcome of the election of directors. Brokers may not vote on the election of directors without instructions from the beneficial owners of the shares. Subject to the limitation set forth above, the three nominees for Class II director receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected.

Approval of an advisory (non-binding) resolution approving the compensation of our named executive officers (Proposal 2). For approval of the advisory vote on executive compensation, votes may be cast for or against or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for this proposal, either in person or by proxy, must exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Brokers may not vote on the non-binding advisory resolution approving the compensation of our named executive officers without instructions from the beneficial owners of the shares.

Approval of an advisory (non-binding) vote as to the frequency (every one, two or three years) of future advisory votes to approve the compensation of our named executive officers (Proposal 3). For approval of the non-binding advisory vote as to the frequency of the non-binding advisory vote on executive compensation, votes may be cast for a one-, two- or three-year frequency or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for one of the three frequency alternatives, either in person or by proxy, must exceed the votes cast against that frequency alternative. For this purpose, when considering whether a particular frequency alternative is adopted by stockholders, votes cast for one of the other two frequency alternatives will be deemed votes cast against the frequency alternative under consideration. This means that a particular frequency alternative will be adopted by stockholders only if it receives more affirmative votes than the total affirmative votes of the two other alternatives combined. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Brokers may not vote on the non-binding advisory resolution approving the compensation of our named executive officers without instructions from the beneficial owners of the shares.

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Approval of the Declassification Amendment (Proposal 4). For approval of the Declassification Amendment, votes may be cast for or against or you may abstain from voting. The votes cast at the Annual Meeting for this proposal, either in person or by proxy, must constitute an affirmative vote of the majority of the votes cast by shares entitled to vote in the election. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal.

Approval of the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan (Proposal 5). For approval of the Equity Compensation Plan, votes may be cast for or against or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for this proposal, either in person or by proxy, must exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 6). For approval of the ratification of auditors, votes may be cast for or against or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for this proposal, either in person or by proxy, must exceed the votes cast against the proposal. Abstentions will have no effect on the outcome of this proposal.

Other Items. Approval of all other proposals and other business as may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Certificate of Incorporation.

Can I revoke or change my vote after I submit my proxy?

Yes. You can revoke or change your vote at any time before the proxy is exercised by filing a written notice of revocation with the Corporate Secretary before the Annual Meeting begins, returning a later signed and dated proxy card, entering a new vote on the internet or by telephone, or by voting in person at the Annual Meeting.

Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record holder.

How can I attend the Annual Meeting?

The Annual Meeting will be held at LL Flooring’s corporate headquarters at 4901 Bakers Mill Lane, Richmond, VA 23230. Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (804) 420-9801. If your shares are held by a bank, broker, or other holder of record (commonly referred to as registered in “street name”), you are considered a beneficial owner of those shares rather than a stockholder of record. In that case, you must present proof of your beneficial ownership of our common stock, such as a recent bank or brokerage statement, for admission to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. ET. Check-in will begin at 9:45 a.m. ET, and you should allow ample time for the check-in procedures.

Can I ask questions at the Annual Meeting?

Stockholders as of our record date who attend and participate in our Annual Meeting will have an opportunity to ask questions live during a designated portion of the meeting. We are committed to active engagement with our stockholders. If at any time you would like to speak with us, please contact our Investor Relations team at ir@llflooring.com.

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How will questions be handled at the Annual Meeting?

During the meeting we will answer as many questions that comply with our rules of conduct. We will endeavor to answer questions asked by our stockholders; however, in all cases we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate.

You will be required to state your name and organization (if applicable) when asking a question. Stockholders may be limited to two questions each to allow us the opportunity to answer other questions received. If applicable, please also indicate whether your question relates to a specific proposal being presented.

Where will I be able to find voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Who pays the cost of this proxy solicitation?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $7,500 plus expenses. In addition to mailing the proxy materials to stockholders, we have asked banks and brokers to forward copies to persons who hold our stock and request authority for execution of the proxies. We will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Our officers and regular associates, without being additionally compensated, may solicit proxies by mail, telephone, electronic mail, or personal contact. All reasonable proxy soliciting expenses will be paid by us in connection with the solicitation of votes for the Annual Meeting.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters, in the manner they consider appropriate.

Are the Proxy Statement and 2022 Annual Report on Form 10-K available on the internet?

Yes. This Proxy Statement and our 2022 Annual Report on Form 10-K are available on our website at https://investors.llflooring.com.

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Annex A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LL FLOORING HOLDINGS, INC.

Article I – Name

The name of the corporation (hereinafter referred to as the “Corporation”) is LL Flooring Holdings, Inc.

Article II – Agent

The registered office of the Corporation is to be located at 251 Little Falls Drive, in the City of Wilmington, in the County of New Castle, in the State of Delaware, with a zip code of 19808. The name of its registered agent at that address is Corporation Service Company.

Article III – Purpose

The purpose for which the Corporation is organized is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware or any applicable successor thereto, as the same may be amended from time to time (the “DGCL”).

Article IV – Stock

Section 1.        Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is 43,000,000 shares of capital stock, consisting of 35,000,000 shares of common stock with a par value of $0.001 per share (the “Common Stock”) and 8,000,000 shares of preferred stock (the “Preferred Stock”) with a par value of $0.01 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by such affirmative vote as may be required at that time by the DGCL.

Section 2.        Preferred Stock.

(a)        General.

(i) Shares of Preferred Stock may be issued from time to time in one or more classes or series from time to time. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”) to establish from time to time the number of shares to be included in each such class or series, and to fix the designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each class or series of preferred stock prior to its issuance. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, as shall be authorized by the Board of Directors and stated in the applicable Preferred Stock Designation.

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(ii) The Common Stock shall be subject to the express terms of any series of Preferred Stock. Except as required by a Preferred Stock Designation or applicable law, holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

Section 3.        Common Stock.

(a)        Voting.

(i)        Election of Directors. Except as otherwise provided by law or by the resolution or resolutions provided for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled to elect all of the Directors of the Corporation. Such Director(s) shall be elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes (with each holder entitled to cast one vote for or against each candidate with respect to each share held by such holder), with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation, or by consent in lieu thereof in accordance with this Certificate of Incorporation and applicable law.

(ii)        Voting Generally. Except as otherwise expressly provided herein or required by law or the resolution or resolutions provided for the issue of any class or series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise expressly provided herein or required by law, each holder of outstanding shares of Common Stock shall be entitled to one (1) vote in respect of each share of Common Stock held thereby of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

(b)        Dividends. Subject to applicable law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, subject to any preferential dividend rights of outstanding Preferred Stock.

(c)        Liquidation. Upon any liquidation, dissolution or winding up of the affairs of the Corporation and its subsidiaries, whether voluntary or involuntary (a “Liquidation Event”), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of any outstanding class or series Preferred Stock may be entitled pursuant to the terms thereof with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution. The term “Liquidation Event” shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or other entity or corporation or other entities or a sale, lease or conveyance of all or a part of the Corporation’s assets.

(d)        No Pre-Emptive Rights. No holder of shares of Common Stock shall be entitled to any pre-emptive, subscription, redemption or conversion rights.

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Article V – Board of Directors

Section 1.        Number and Classification.

(a)        Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than three individuals nor more than 15 individuals (exclusive of directors referred to in the last paragraph of this Section 1), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

(b)        Classes; Length of Term. ~~From and after the date of the first meeting of the Board of Directors following the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware,~~ Until the conclusion of the 2026 annual meeting of stockholders, the directors shall be classified and the directors shall be divided into three classes, designated Class I, Class II and Class III. ~~Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the total number of directors then in office. Class I directors shall serve for an initial term ending at the~~ Commencing with the 2024 annual meeting of stockholders ~~held in 2010, Class II~~, directors ~~for an initial term ending~~ of the Corporation shall be elected as follows: (i) directors elected at the 2024 annual meeting of stockholders ~~held in 2011 and Class III directors for an initial term ending at the annual meeting of stockholders held in 2012. At each annual meeting of stockholders beginning in 2010, successors~~ to ~~the directors in the class~~ succeed those whose term expires at ~~that annual meeting shall be elected for a three-year term.~~

~~(c) Changes in Numbers of Directors; Classification. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in~~ such ~~class~~ meeting shall hold office for ~~the remaining~~ a term expiring at the annual meeting of stockholders that ~~class, but in no case shall a decrease~~ is held in the ~~number~~ calendar year of 2026; (ii) directors ~~shorten~~ elected at the 2025 annual meeting of stockholders to succeed those whose term ~~of any incumbent director.~~

~~(d) Length of Term. Each director~~ expires at such meeting shall hold office ~~until~~ for a term expiring at the annual meeting ~~for the~~ of stockholders that is held in the calendar year ~~in which his or her term expires~~ of 2026; and (iii) beginning with the annual meeting of stockholders that is held in the calendar year of 2026, all directors elected at an annual meeting of stockholders to succeed those whose term expires at such meeting shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor ~~shall be~~ is duly elected and ~~shall qualify, subject, however, to~~ qualified or until his or her prior death, resignation, retirement, disqualification or removal from office. Directors shall be elected by the affirmative vote of a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

~~(e) Written Ballot Required. Elections of directors at an annual or special meeting of stockholders shall be by written ballot.~~

(c~~)        (f)~~ Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be

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governed by the provisions of this Article V and any resolution or resolutions adopted by the Board of Directors pursuant thereto, and such directors shall not be divided into classes unless expressly so provided therein.

Section 2.        Vacancies; Change in Number of Directors. Any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director ~~elected~~ appointed to fill a vacancy ~~not resulting from an increase in the number of directors~~ shall hold office for a term expiring at the next annual meeting of stockholders; provided that, any director appointed to fill a vacancy of any director elected prior to the 2026 annual meeting of stockholders shall have the same remaining term as that of his or her predecessor. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

Section 3.        Removal. Subject to the rights of the holders of Preferred Stock, any Director or the entire Board may be removed from office at any time, ~~but~~ with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock; provided that, any director elected prior to the 2026 annual meeting of stockholders and any director appointed to fill a vacancy of any director elected prior to the 2026 annual meeting of stockholders may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock.

Section 4.        Committees. Pursuant to the Bylaws, the Board of Directors may establish one or more committees to which may be delegated any of or all of the powers and duties of the Board of Directors to the full extent permitted by laws.

Section 5.        Authority. For the management of the business and the conduct of affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its Directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(a)        The Board of Directors shall have powers to fix and vary the amount of shares to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends;

(b)        The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest or for any other reason; and

(c)        In addition to the powers and authorities conferred upon the Directors by statute or this Certificate of Incorporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and to any by-laws made from time to time by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the Directors that would have been valid if such by-law had not been made.

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Article VI – Liability of Directors and Officers

Section 1.        Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 2.        Indemnification and Insurance.

(a)        Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, liens, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section or otherwise (an “undertaking”); and provided further that such advancement of expenses incurred by any person other than a director or officer shall be made only upon the delivery of an undertaking to the foregoing effect and may be subject to such other conditions as the Board may deem advisable.

(b)        Non-Exclusivity of Rights; Accrued Rights. The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. Such rights shall be contract rights, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Any repeal or modification of this Article shall

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not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

(c)        Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(d)        Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee not within the provisions of paragraph (a) of this Section or to any agent of the Corporation, subject to such conditions as the Board of Directors may deem advisable.

(e)        Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder as to all expense, liability, and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VII – Existence

The Corporation is to have perpetual existence.

Article VIII – Other Constituencies; Creditor Arrangements

Section 1.        Consideration of Other Constituencies. In addition to any other considerations which they may lawfully take into account in determining whether to take or to refrain from taking action on any matter and in discharging their duties under applicable law and this Certificate of Incorporation, the Board of Directors, its committees and each Director may take into account the interests of customers, distributors, suppliers, creditors, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon the communities in which the Corporation and its subsidiaries do business; provided, however, that this Article shall be deemed solely to grant discretionary authority only and shall not be deemed to provide to any constituency a right to be considered.

Section 2.        Compromises with Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court

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to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article IX – Stockholder Action

Section 1.        Actions at Meetings Duly Called; No Written Consents. Subject to the rights of the holders of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Section 2.        Regulation of Stockholder Submissions. The Bylaws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

Section 3.        Special Meetings. Subject to the rights of the holders of Preferred Stock, special meetings of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of Directors then in office or by the Chairman of the Board of Directors.

Article X – Amendment of Certificate of Incorporation

Subject to any requirement of applicable law or any other provision of this Certificate of Incorporation and to any voting rights granted to or held by the holders of any series of Preferred Stock, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any outstanding series of Preferred Stock, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with this Certificate of Incorporation.

Article XI – Amendment of Bylaws

The Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board of Directors at which there is a quorum (as defined from time to time in the Certificate of Incorporation) or by written consent. The stockholders of the Corporation may not adopt, amend or repeal any Bylaw, and no provision inconsistent therewith shall be adopted by the stockholders, unless such action is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock.

Article XII – Section 203 of the DGCL

The Corporation expressly elects to be governed by Section 203 of the DGCL.

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Annex B

LL Flooring Holdings, Inc

2023 EQUITY COMPENSATION PLAN

1.	Purpose of the Plan.

The purpose of this LL Flooring Holdings, Inc., 2023 Equity Compensation Plan is to promote the interests of the Company and its stockholders by providing employees, non-employee directors and other individual service providers of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees, non-employee directors and other individual service providers with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

2.	Definitions.

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a)      “Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related.

(b)      “Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Incentive Awards, Incentive Stock Options, Non-Qualified Stock Options, and Other Stock-Based Awards (including, but not limited to, stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance awards).

(c)        “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.

(d)         “Board” means the Board of Directors of LL Flooring Holdings, Inc.

(e)         “Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.

(f)         “Change in Control” shall be deemed to have occurred if any event set forth in any of the following paragraphs shall have occurred:

(i)        any person, including a “group” (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner, directly or indirectly, of 50% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), excluding any person who becomes such a beneficial owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

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(ii)      individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board; or

(iii)    the consummation of an acquisition, reorganization, reincorporation, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company’s assets (any of which, a “Corporate Transaction”), unless, immediately following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Common Shares and the combined voting power of the Outstanding Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity (including any new parent entity) which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (B) no person (excluding any entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of Common Stock of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors (or other governing body) of the entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction.

(g)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(h)     “Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. Any committee appointed by the Board shall consist of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law. If the Board does not appoint the Compensation Committee or another committee of the Board, the Committee for purposes hereof shall be the Board.

(i)     “Common Stock” means the common stock of LL Flooring Holdings, Inc., $0.001 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 11 of the Plan.

(j)     “Company” means LL Flooring Holdings, Inc. and, as the context requires, LL Flooring Holdings, Inc. and all of its Subsidiaries, collectively.

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(k)      “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(l)        “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliated Entity’s disability plans, or as determined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Award Agreement, provided that in the event the Participant is a party to any employment, severance or change in control agreement between with the Company (or any Affiliated Entity), and such agreement contains a different definition of the term “Disability” (or any derivation of such term), the definition in such agreement shall control.

(m)        “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(n)        “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a Non-Employee Director or consultant for the Company or any Affiliated Entity. A Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of the Company or an entity that is an Affiliated Entity as of such date. “Employed” shall have a correlative meaning.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Fair Market Value” of a share of Common Stock means, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded on or preceding the specified date; or (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including Section 409A of the Code. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with Section 409A of the Code and all other applicable laws and regulations.

(q)        “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.

(r)      “Incentive Stock Option” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)      “Non-Employee Director” means a member of the Board who is not at the time of reference an employee of the Company.

(t)      “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

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(u)      “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.

(v)       “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(w)        “Participant” means an employee, Non-Employee Director or other individual service provider of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(x)          “Performance Measures” means such measures as are described in Section 9.

(y)        “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(z)       “Plan” means this LL Flooring Holdings, Inc. 2023 Equity Compensation Plan, as it may be amended from time to time.

(aa)      “Prior Plan” means Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan (as amended and restated).

(ab)      “Securities Act” means the Securities Act of 1933, as amended.

(ac)      “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.

(a)        Subject to adjustment as provided in Section 11 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be the sum of: (i) 1,750,000 shares of Common Stock, (ii) the number of shares remaining available for issuance under the Prior Plan that are not the subject of outstanding Awards as of the Effective Date, and (iii) any shares subject to outstanding Awards under the Prior Plan as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plan. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(b)        For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plan is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number

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reserved in Section 3(a) upon delivery, and subject to the share counting rules under this Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.

(c)        Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger as provided in Section 11 of the Plan shall not count as used under the Plan for purposes of Section 3 to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

(d)        Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 11:

(i)       the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 1,750,000 shares of Common Stock in the aggregate;

(ii)       the number of shares of Common Stock that may be covered by Awards (other than Options or stock appreciation rights) granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,750,000 shares, and the number of shares of Common Stock that may be covered by Options or stock appreciation rights granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,750,000 shares;

(iii)      the amount payable with respect to any Cash Incentive Award granted under the Plan to any Participant in a single fiscal year of the Company that is subject to performance-based vesting may not exceed $5,000,000; and

(iv)      no Non-Employee Director may be granted, in a single fiscal year, Awards, in the aggregate, with a grant date fair value, that when taken together with any cash compensation otherwise payable to such Non-Employee Director, is in excess of $750,000; provided, however, that for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, such limit shall be increased to $1,000,000; provided, further, that the limits set forth in this Section 3(d)(iv) shall be applied without regard to grants of Awards, if any, made to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliated Entity or was otherwise providing services to the Company or to any Affiliated Entity other than in the capacity as a director of the Company. The foregoing individual annual limits shall be subject to adjustment as provided in Section 11.

4.	Administration of the Plan.

(a)        The Committee

The Plan shall be administered by the Committee.

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(b)        Grant of Awards

(i)        The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.

(ii)          Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

(iii)        On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the accrual and payment of dividends or dividend equivalents with respect to any such Award, provided that in the case of this (v), no dividend equivalents shall be paid on any Award until such time as the underlying Award has vested, and any dividends payable in respect of Awards of restricted stock shall not vest unless and until the restricted stock awards to which such dividends relate have also vested; provided, further, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code and provided further, that the vesting period for ninety-five percent (95%) of the shares of Common Stock issued pursuant to Awards (other than Cash-Based Awards) shall be a minimum of one (1) year from the date of grant. For purposes of Awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Except as provided in this Section 3(c) or in Section 11, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or stock appreciation right, (ii) grant a new Option or stock appreciation right in substitution for, or upon the cancellation of, any previously granted Option or stock appreciation right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or stock appreciation right for Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option or stock appreciation right exceeds the Fair Market Value of a share of Common Stock or (iv) take any other action that would be considered a “repricing” of an Option or stock appreciation right under the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any); provided, however, that the foregoing restriction of requiring stockholder approval shall not apply to any adjustment allowed under Section 11.

(iv) The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date

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and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.

(v)        In addition, the Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts.

(c)        Delegation of Authority

(i)         All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 152 and Section 157 of the Delaware General Corporation Law, to the extent applicable.

(ii)      In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Section 152 and Section 157 of the Delaware General Corporation Law, to the extent applicable, and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d)        Payments by the Company and Registration of Common Stock

(i)        The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Deferred Compensation Plan, to the extent such Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property,

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and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

(ii)        The Company may, to the extent permitted by applicable law and permissible under Section 409A of the Code, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.

(iii)        The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.

(iv)         Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code.

(e)        Limitation on Liability

(i)         The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

(ii)           No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and the Company shall,

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to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility.

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) those employees and other individual service providers of the Company whom the Committee shall select from time to time and (b) Non-Employee Directors of the Company whom the Board shall select from time to time; provided, however, that, any such individual must be an “employee” (within the meaning of General Instruction A. l(a) to Form S-8) of the Company or any of its parents or subsidiaries if such individual is granted an Award that may be settled in Common Stock. Eligible persons shall include any Person who has been offered Employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced Employment. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options.

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)         Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as either an Incentive Stock Option or as a Non-Qualified Stock Option.

(b)         Term and Exercise of Options

(i)        Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii)        Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii)        The Committee shall determine the methods by which the exercise price of an Option may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Common Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration

B-9

the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis) and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants. In the case of an exercise whereby the exercise price is paid with Common Stock, such Common Stock shall be valued based on the Common Stock’s Fair Market Value as of the date of exercise. Payment with Common Stock can be made by (i) surrender to the Company of shares of Common Stock; (ii) attestation of Common Stock ownership; and (iii) for Options not intended to be Incentive Stock Options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the option (“net exercise”). Where Common Stock is used to pay all or part of the exercise price, the sum of the cash and cash equivalent and the Fair Market Value of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised.

(iv)        Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(c)        Special Rules for Incentive Stock Options

(i)        The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the Grant Date of such Incentive Stock Option. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii)        Incentive Stock Options may only be granted to individuals who are employees of the Company. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

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7.	Other Stock-Based Awards.

The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

8.	Cash Incentive Awards.

The Committee may grant to any Participant Cash Incentive Awards that are subject to the terms and conditions of the Plan. Cash Incentive Awards granted under the Plan may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Without limiting the generality of the foregoing, a Cash Incentive Award may provide for target awards based on allocation among Participants of a bonus or incentive pool. For the avoidance of doubt, nothing herein is intended to limit or shall limit the Company’s ability to grant cash-based awards that are not subject to the Plan.

9.	Performance-Based Compensation.

(a)        The Committee may issue Awards under the Plan, the grant, payment or vesting of which is conditioned upon the satisfaction of Performance Measures. Such Performance Measures may include any one or more of the following, including in combination: (a) earnings (including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization (EBITDA), or extraordinary or non-recurring items) or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income, net income, net operating income, or after-tax income; (c) earnings per share (basic or diluted); (d) sales (net or gross), sales growth or rate of sales growth; (e) operating profit or gross profit; (f) revenue, revenue growth or rate of revenue growth; (g) operating margin, gross margin, cash margin, or adjusted pre-tax margin; (h) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), return on sales, or return on equity; (i) returns on sales or revenues; (j) financial ratios (including those measuring liquidity, activity, profitability or leverage); (k) reduction of losses, loss ratios or expense ratios; (l) expense or cost levels; (m) reduction in fixed costs; (n) operating costs and expenses; (o) cost of capital or assets under management; (p) value of assets; (q) financing and other capital raising transactions; (r) stock price performance; (s) cash levels, cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (t) dividends; (u) implementation or completion of critical projects or processes; (v) economic value added or created; (w) working capital; (x) stock price or total stockholder return; (y) cost targets, reductions and savings, productivity and efficiencies; (z) debt reduction, debt leverage (debt to capital) or net debt to EBITDA; (aa) selling, general and administrative expenses; (bb) stockholders’ equity; (cc) comparable store sales; (dd) performance of non-

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comparable stores; (ee) sales per store; (ff) store openings; (gg) aggregate product price and other product measures; (hh) merchandise inventory levels (including per store); (ii) inventory shrinkage; (jj) average sales ticket; (kk) inventory turnover; (ll) advertising efficiencies and returns (including advertising expense to sales percentage); (mm) customer traffic, satisfaction or growth; (nn) occupancy costs (including per square foot of leased premises and as a percentage of sales); (oo) market share; (pp) market capitalization; (qq) market penetration, (rr) geographic business expansion, (ss) supervision of litigation, (tt) information technology, (uu) goals relating to acquisitions, divestitures, joint ventures and similar transactions, (vv) budget comparisons; (ww) human resources and personnel objectives (including recruiting and maintaining personnel, employee diversity goals, employee satisfaction and human resources management); (xx) productivity improvements; (yy) personal professional objectives (including any performance criteria set forth in this section, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions); (zz) funds from operations (FFO) or funds available for distribution (FAD); or (aaa) total enterprise value, or such other measures as the Committee may determine from time to time. A Performance Measure (i) may relate to the performance of the Participant, the Company, a Subsidiary, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(b)        The Committee shall determine the length of the measurement or performance period applicable to each Award whose grant, vesting or payment is subject to the achievement of Performance Measures; provided, however, that no such performance period shall be less than one year. Such measurement or performance periods may be overlapping.

(c)      Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award, or to require the Committee to issue Awards. The Committee may, subject to the terms of the Plan, amend previously granted Awards whose grant, vesting or payment is subject to Performance Measures.

10.	Effect of Separation from Service.

(a)        Each Award Agreement shall set forth the effect of the Participant’s termination of Employment on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination of Employment.

(b)       Except as to any awards constituting stock rights exempt from Section 409A of the Code, termination of Employment shall mean a ‘separation from service’ within the meaning of Section 409A, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Subject to Section 409A and unless otherwise determined by the Committee, (i) a Participant who ceases to be an employee of the

B-12    2023 PROXY STATEMENT

Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and (ii) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

11.	Adjustment Upon Certain Changes.

(a)        Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b)        Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c)        Certain Mergers

In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d)        Certain Other Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving the Company in which the Company is not the surviving corporation, or (iv) a merger, consolidation or similar

B-13

transaction involving the Company in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:

(i)        cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable, and including, without limitation, Awards with an exercise price that exceeds the then-current Fair Market Value of the Common Stock), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash or other property, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess, if any, of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; and

(ii)        provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e)        Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

(f)        Cash Incentive Awards

In the event of any transaction or event described in this Section 11, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Incentive Awards.

(g)        No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

B-14    2023 PROXY STATEMENT

(h)        Savings Clause

No provision of this Section 11 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

12.	Change in Control.

The Committee may include in an Award Agreement provisions relating to a Change in Control, including without limitation in regard to acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award, provided that, in addition to any other conditions provided for in the Award Agreement with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provides for an accelerated payment in connection with a Change in Control (whether or not in conjunction with a termination of employment), “Change in Control” shall mean a “change in the ownership of a corporation,” a “change in the effective control of a corporation” or a “change in the ownership of a substantial portion of a corporation” within the meaning of Section 409A of the Code for purposes of such accelerated payment provision.

13.	Rights under the Plan.

(a)        No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in Section 11 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.

(b)      The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

14.	No Special Employment Rights; No Right to Award.

(a)         Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b)         No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person. A Participant shall not have any of the rights of a

B-15

stockholder of the Company with respect to an Award unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award.

15.	Tax Provisions & Withholding.

(a)        Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b)        Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to the Company a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(c)        Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

B-16    2023 PROXY STATEMENT

(d)        Additional Limitations.

If tax withholding amounts are satisfied through stock remittance or stock withholding, the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of remittance or withholding equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through stock remittance or stock withholding shall be approved by either a committee made up of solely two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act or the full Board.

(e)        Consent to and Notification of Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(f)        Notification Upon Disqualifying Disposition Under Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

16.	Amendment or Termination of the Plan.

(a)        The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(b)      Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award.

(c)         Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

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17.	Additional Provisions Relating to Awards.

(a)        Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Common Stock.

(b)        Evidencing Stock. The Common Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing restricted shares of Common Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to such restricted shares.

(c)         Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(d)      Additional Agreements. Each Participant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Participant’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliated Entities, with the terms and conditions of such agreement(s) to be determined in by the Committee in its sole discretion.

(e)        No Obligation to Exercise. The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

(f)         Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(g)      Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate

B-18    2023 PROXY STATEMENT

records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

18.	Transfer Restrictions.

(a)     Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b)      Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and stock appreciation rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

19.	Retirement and Welfare Plans.

Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.	Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.

(a)     The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition

B-19

shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

(b)     Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of Employment, any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her termination of Employment, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of Employment, or, if earlier, the date of the Participant’s death.

21.	Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees, individual service providers or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)        Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)      Determine which employees, individual service providers or Non-Employee Directors outside the United States are eligible to participate in the Plan;

(c)        Modify the terms and conditions of any Award granted to employees, individual service providers or Non-Employee Directors outside the United States to comply with applicable foreign laws;

(d)        Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21 by the Committee shall be attached to the Plan document as appendices; and

(e)      Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.	Legend.

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

23.	Severability; Reformation; Entire Agreement; Plan Controls.

(a)        Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award

B-20    2023 PROXY STATEMENT

under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(b)         Reformation.    If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein: provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Non-Qualified Stock Option for all purposes of the Plan

(c)     Entire Agreement. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

(d)       Plan Controls. In the case of any conflict between the terms and conditions of the Plan and an Award Agreement, the terms of the Plan shall govern and control.

24.	Descriptive Headings.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

25.	Governing Law.

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of any court located in Delaware.

26.	Clawback.

Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy including without limitation the Executive Compensation Recovery Policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for

B-21

trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

27.	Effective Date and Term of Plan.

The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

B-22    2023 PROXY STATEMENT

LL FLOORING HOLDINGS, INC. ATTN: ALICE G. GIVENS 4901 BAKERS MILL LANE RICHMOND, VA 23230

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98667-P88806                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

LL FLOORING HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors for terms expiring in 2026.	☐	☐	☐

Nominees:
01) David A. Levin
02) Martin F. Roper
03) Charles E. Tyson
The Board of Directors recommends you vote FOR proposals 2, 4, 5 and 6 and 1 YEAR on proposal 3.	For	Against	Abstain		For	Against	Abstain

2. Proposal to approve a non-binding advisory resolution approving the compensation of the Company's named executive officers.	☐	☐	☐	5. Proposal to approve the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan.	☐	☐	☐
1 Year	2 Years	3 Years	4 Years	6. Proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

3. Proposal to approve a non-binding advisory resolution as to the frequency of the non-binding advisory vote to approve the compensation of the Company's named executive officers. ☐	☐	☐	☐	NOTE: In accordance with their best judgement, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
	For	Against	Abstain
4. Proposal to approve an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2023 Annual Meeting

May 10, 2023, 10:00 AM EDT

LL Flooring Holdings, Inc.

4901 Bakers Mill Lane

Richmond, VA 23230

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 10, 2023:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D98668-P88806

LL FLOORING HOLDINGS, INC.

Annual Meeting of Stockholders

May 10, 2023, 10:00 AM EDT

This proxy is solicited by the Board of Directors

Proxy - LL Flooring Holdings, Inc.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - May 10, 2023

Matthew T. Argano and Alice G. Givens, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LL Flooring Holdings, Inc. to be held on May 10, 2023.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1, FOR Proposals 2, 4, 5 and 6 and 1 YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side